Exhibit 4.1

EXECUTION VERSION

LESLIE’S POOLMART, INC.,

as Issuer,

LESLIE’S HOLDINGS, INC.,

as Holdings

AND THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO,

Senior Unsecured Floating Rate Notes due 2024

INDENTURE

Dated as of August 16, 2016

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

i

TABLE OF CONTENTS

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TABLE OF CONTENTS

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EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Certificate of Transfer
EXHIBIT C	Form of Certificate of Exchange
EXHIBIT D	Form of Certificate to Be Delivered in Connection with Transfers to Institutional Accredited Investors
EXHIBIT E	Form of Notation of Guarantee
EXHIBIT F	Form of Supplemental Indenture

INDENTURE, dated as of August 16, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Indenture”), among LESLIE’S POOLMART, INC., a Delaware corporation (the “Issuer”), LESLIE’S HOLDINGS, INC. a Delaware corporation (“Holdings”), THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO and U.S. BANK NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”).

Recitals of the Issuer

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of the Notes (as defined herein):

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1. Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“ABL Credit Agreement” means that certain credit agreement, dated as of October 16, 2012 and amended on the Issue Date, among the Issuer, the other loan parties from time to time party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, supplemented, waived, renewed or otherwise modified from time to time, and (if designated by the Issuer) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, Refinanced or otherwise modified from time to time, including (if designated by the Issuer) any agreement or indenture or commercial paper facilities with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder (to the extent permitted under Section 3.3) or altering the maturity thereof or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“ABL Priority Collateral” has the meaning specified in the Intercreditor Agreement.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted LIBOR” means, with respect to any interest period when used in reference to the Notes, (a) the rate of interest (rounded upwards, if necessary, to the nearest 1/100th) appearing on Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen) (or any successor or substitute page of such service, or any successor to such service as determined by the Calculation Agent) as the London interbank offered rate for deposits in U.S. dollars for a term of three months, at approximately 11:00 a.m. (London time) on the applicable Determination Date (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates) or (b) if such rate described in clause (a) of this definition is not available, the rate of interest (rounded upwards, if necessary, to the nearest 1/100th) appearing in the money markets section of the Wall Street Journal (or any successor or substitute page of such service, or any successor to such service as determined by the Calculation Agent) as the London interbank offered rate for deposits in U.S. dollars for a term of three months on the applicable Determination Date; provided that, notwithstanding anything to the contrary, in no event shall Adjusted LIBOR be less than 1.00% per annum.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, co-registrar or additional paying agent.

“Applicable Margin” means 8.50% per annum; provided that if the Issuer exercises the PIK Option with respect to any Interest Period, the Applicable Margin for such Interest Period shall be deemed to have been increased to 9.00% per annum for such Interest Period.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Issuer or any Restricted Subsidiary, or

(2) the issuance or sale of Equity Interests (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 3.3 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions) (each of the foregoing referred to in this definition as a “disposition”).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Issuer and its Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property to lapse or become abandoned);

(2) the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Issuer in compliance with Section 4.1 or any disposition that constitutes a Change of Control or a Permitted Change of Control;

(3) any Restricted Payment that is permitted to be made, and is made, under Section 3.4 or any Permitted Investment;

(4) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than $5.0 million;

(5) any transfer or disposition of inventory among the Issuer and its Restricted Subsidiaries or between Restricted Subsidiaries and any other transfer or disposition of property or assets or issuance or sale of Equity Interests among the Issuer and its Restricted Subsidiaries or between Restricted Subsidiaries, in each case, in the ordinary course of business;

(6) the creation of any Lien permitted under this Indenture;

(7) any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(8) the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable to notes receivable or dispositions of accounts receivable in connection with the collection or compromise thereof;

(9) the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(10) a sale or transfer of accounts receivable, or participations therein, and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions;

(11) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(12) any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value, as determined in good faith by the Issuer;

(13) (a) non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles and (b) exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles in the ordinary course of business of the Issuer and the Restricted Subsidiaries;

(14) the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(15) dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events and (except for purposes of calculating Net Cash Proceeds of any Asset Sale under Section 3.7(b) and Section 3.7(c) hereof) dispositions necessary or advisable (as determined by the Issuer in good faith) in order to consummate any acquisition of any Person, business or assets;

(16) dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(17) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business; and

(18) the sale or discount of overdue or defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction.

For the avoidance of doubt, the unwinding of Hedge Agreements will not be deemed to constitute an Asset Sale.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred. The terms “Beneficial Ownership,” “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors ” means, as to any Person, the board of directors, board of managers or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity, and the term “directors” means members of the Board of Directors.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Calculation Agent” has the meaning set forth in the Notes.

“Capital Expenditures” means, for any period, the aggregate of all expenditures incurred by the Issuer and the Restricted Subsidiaries during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the consolidated statement of cash flows of the Issuer and its Restricted Subsidiaries for such period.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time will be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer and designated as a “Cash Contribution Amount” as described in the definition of “Contribution Indebtedness.”

“Captive Insurance Company” means a Wholly Owned Subsidiary of the Issuer created solely for providing self-insurance for the Issuer and its Subsidiaries and engaging in no other activities other than activities ancillary thereto and necessary for the maintenance of corporate existence.

“Cash Equivalents” means:

(1) Dollars, Canadian dollars, Japanese yen, pounds sterling, euros or the national currency of any participating member of the European Union or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time in the ordinary course of business and not for speculation;

(2) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case, with maturities not exceeding two years;

(3) time deposits, eurodollar time deposits, certificates of deposit and money market deposits, in each case, with maturities not exceeding one year from the date of acquisition thereof, and overnight bank deposits, in each case, with any commercial bank having capital, surplus and undivided profits of not less than $250.0 million;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with a bank meeting the qualifications described in clause (3) above;

(5) commercial paper or variable or fixed rate notes maturing not more than one year after the date of acquisition issued by a corporation rated at least “P-1” by Moody’s or “A 1” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(6) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(7) Indebtedness issued by Persons (other than the Sponsors) with a rating of at least “A 2” by Moody’s or “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding one year from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(8) Investments in money market funds with average maturities of 12 months or less from the date of acquisition that are rated “Aaa3” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(9) instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above customarily utilized in the countries where any such Restricted Subsidiary is located or in which such Investment is made; and

(10) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (1) through (9) above.

Notwithstanding the foregoing, Cash Equivalents will include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Obligations” means obligations owed by the Issuer or any Guarantor to any other Person in respect of or in connection with Cash Management Services.

“Cash Management Services” means any treasury, depository, pooling, netting, overdraft, stored value card, purchase card (including so called “procurement card” or “P-card”), debit card, credit card, cash management, supply chain finance services (including, without limitation, trade payable services and supplier accounts receivables purchases) and similar services and any automated clearing house transfer of funds.

“Change of Control” means:

(A) prior to the Disposition Date:

(1) at any time,

(a) Holdings ceases to Beneficially Own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Issuer; or

(b) a “change of control” (or comparable event) occurs under the ABL Credit Agreement or the Senior Credit Agreement or the documentation governing any Permitted Refinancing Indebtedness in respect of any of the foregoing (other than as a result of a Permitted Change of Control), in each case, if any Indebtedness is outstanding under such agreement; or

(c) a majority of the seats (other than vacant seats) on the Board of Directors of Holdings shall at any time be occupied by persons who were not (A) nominated by or whose nomination was not approved by the Board of Directors of Holdings or a Permitted Holder, (B) appointed by directors so nominated or approved or (C) appointed by a Permitted Holder;

(2) at any time prior to the consummation of a Qualified IPO, the Permitted Holders, taken together, cease to Beneficially Own, directly or indirectly, Voting Stock representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested); or

(3) at any time after the consummation of a Qualified IPO, any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan of such Person and its subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, acquires Beneficial Ownership of Voting Stock of a Parent Entity representing (a) more than 35% of the aggregate ordinary voting power for the election of directors represented by the issued and outstanding Equity Interests of such Parent Entity (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested) and (b) more than the percentage of the aggregate ordinary voting power for the election of directors that is at the time Beneficially Owned, directly or indirectly, by the Permitted Holders, taken together (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested); and

(B) on and after the Disposition Date:

(1) at any time, Holdings ceases to Beneficially Own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Issuer;

(2) at any time, any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan of such Person and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more of the Permitted Holders, acquires Beneficial Ownership of Voting Stock of the Issuer representing more than 50% of the aggregate ordinary voting power for the election of directors of the Issuer (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested); or

(3) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person other than one or more of the Permitted Holders.

Notwithstanding the foregoing, “Change of Control” shall not be deemed to include any Permitted Change of Control.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Company Order” means a written request or order signed in the name of the Issuer by any Officer of the Issuer.

“Consolidated Debt” means, as of any date, the aggregate outstanding principal amount (without duplication) of all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money, and Disqualified Stock of the Issuer and the Restricted Subsidiaries and all guarantees of the foregoing, determined on a consolidated basis in accordance with GAAP, based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income of the Issuer for such period:

(1) increased, in each case to the extent deducted in calculating such Consolidated Net Income (and without duplication), by:

(a) provision for taxes based on income, profits or capital, including state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued, including any penalties and interest relating to any tax examinations, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits, and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of the Issuer or any Parent Entity in respect of such period (in each case, to the extent attributable to the operations of the Issuer and its Subsidiaries), which will be included as though such amounts had been paid as income taxes directly by the Issuer; plus

(b) Consolidated Interest Expense; plus

(c) cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock of the Issuer or any Restricted Subsidiary; plus

(d) all depreciation and amortization charges and expenses; plus

(e) all

i. losses, charges and expenses relating to the Transactions;

ii. transaction fees, costs and expenses incurred in connection with the consummation of any transaction that is out of the ordinary course of business (or any transaction proposed but not consummated) permitted under this Indenture, including equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of Indebtedness permitted to be Incurred under this Agreement (including any Permitted Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions, and any Permitted Change of Control Costs; and

iii. without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period; plus

(f) any expense or deduction attributable to minority Equity Interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Issuer; plus

(g) the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses paid or accrued to or on behalf of any Parent Entity or any of the Permitted Holders, in each case, to the extent permitted by Section 3.8; plus

(h) earn-out obligations incurred in connection with any acquisition of any business, assets or Person in accordance with the terms of this Indenture or other Investment; plus

(i) all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees of the Issuer and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests in the common equity of the Issuer or any Parent Entity in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(j) all non-cash losses, charges and expenses, including any write-offs or write- downs; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-fiscal quarter period (i) the Issuer may determine not to add back such non-cash charge in the period for which Consolidated EBITDA is being calculated and (ii) to the extent the Issuer does decide to add back such non-cash charge, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; and

(2) decreased, without duplication and to the extent increasing such Consolidated Net Income for such period, by non-cash gains (excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Issue Date).

To the extent items excluded in the calculation of Consolidated Net Income have been excluded on an after-tax basis, these same items shall (without duplication) be excluded on a pre-tax basis for purposes of the calculation of Consolidated EBITDA.

“Consolidated First Lien Debt” all Consolidated Debt as of such date that is secured by a Lien on the Term Loan Priority Collateral that is pari passu with the Lien securing obligations under the Senior Credit Agreement or that is secured by a Lien on the ABL Priority Collateral that is senior to or pari passu with the Lien securing obligations under the Senior Credit Agreement.

“Consolidated First Lien Net Debt” means, as of any date, all Consolidated First Lien Debt, minus all Unrestricted Cash as of such date, in each case, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis; provided that for purposes of calculating the amount of Consolidated First Lien Net Debt with respect to any Indebtedness being Incurred in reliance on compliance with any financial ratio-based incurrence test, Unrestricted Cash will not include any proceeds received from such Indebtedness.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capital Lease Obligations and net payments and receipts (if any) pursuant to Hedge Agreements relating to interest rates (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of hedging obligations, all amortization and write offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees, and all discounts, commissions, fees and other charges associated with any Receivables Facility), plus

(2) consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued, plus

(3) any amounts paid or payable in respect of interest on Indebtedness the proceeds of which have been contributed to the referent Person and that has been guaranteed by the referent Person, less

(4) interest income of the referent Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on Capital Lease Obligations will be deemed to accrue at the interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capital Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP (adjusted to reflect any charge, tax or expense incurred or accrued by Holdings or any Parent Entity during such period attributable to the operations of the Issuer and its Subsidiaries as though such charge, tax or expense had been incurred by the Issuer, to the extent that the Issuer has made or would be entitled under this Indenture to make any Restricted Payment or other payment to or for the account of Holdings in respect thereof) and before any deduction for preferred stock dividends; provided that:

(1) all net after tax extraordinary, nonrecurring or unusual gains, losses, income, expenses and charges, and in any event including all restructuring, severance, relocation, retention consolidation, integration or other similar charges and expenses, contract termination costs, litigation costs, excess pension charges, system establishment charges, start up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post retirement employee benefit plans in connection with a Permitted Change of Control or otherwise, expenses associated with strategic initiatives, facilities shutdown and opening costs, and any fees, expenses, charges or change in control payments related to a Permitted Change of Control or otherwise (including any transition-related expenses incurred before, on or after the Issue Date), will be excluded;

(2) all net after tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after tax gain or loss on the disposal of abandoned, closed or discontinued operations will be excluded;

(3) all net after tax gain, loss, expense or charge attributable to business dispositions and asset dispositions other than in the ordinary course of business (as determined in good faith by an Officer of the Issuer) will be excluded;

(4) all net after tax income, loss, expense or charge attributable to the early extinguishment or cancellation of Indebtedness, Hedge Agreements or other derivative instruments will be excluded;

(5) all non-cash gain, loss, expense or charge attributable to the movement in the mark to market valuation of Hedge Agreements or other derivative instruments will be excluded;

(6) (a) the net income for such period of any Person that is not a Restricted Subsidiary of the referent Person, or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments which are paid in cash (or converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period; and

(b) the net income for such period will include any ordinary course dividends, distributions or other payments in cash received from any such Person during such period in excess of the amounts included in clause (a) hereof;

(7) the cumulative effect of a change in accounting principles during such period will be excluded;

(8) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to a Permitted Change of Control or any acquisition consummated before or after the Issue Date, and the amortization, write down or write off of any amounts thereof, net of taxes, will be excluded;

(9) all non-cash impairment charges and asset write ups, write downs and write offs will be excluded;

(10) all non-cash expenses realized in connection with or resulting from stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights will be excluded;

(11) any costs or expenses incurred in connection with the payment of dividend equivalent rights to option holders pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;

(12) accruals and reserves for liabilities or expenses that are established or adjusted as a result of a Permitted Change of Control within 18 months after the Permitted Change of Control Effective Date will be excluded;

(13) all amortization and write offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees, will be excluded;

(14) any currency translation gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from Hedge Agreements for currency exchange risk), will be excluded;

(15) (a) the non-cash portion of “straight line” rent expense will be excluded; and

(b) the cash portion of “straight line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

(16) expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount:

(a) has not been denied by the applicable carrier in writing; and

(b) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period);

provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (16);

(17) losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(18) (a) cash costs and expenses in connection with pre-opening and opening of stores, distribution centers and other facilities in an aggregate amount not to exceed $3.0 million for any four-quarter period, and all non-cash pre-opening costs and expenses, will be excluded, and (b) all income, loss, charges and expenses associated with stores, distribution centers and other facilities closed in any period, or scheduled for closure within 12 months of the date on which Consolidated Net Income is being calculated, will be excluded;

(19) non-cash charges for deferred tax asset valuation allowances will be excluded; and

(20) solely for the purpose of determining the amount available for Restricted Payments that are permitted to be made under Section 3.4, the net income (or loss) for such period of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein.

Notwithstanding the foregoing, for the purpose of Section 3.4 only, there will be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances that constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amounts of Restricted Payments permitted under Section 3.4(a)(C)(5) or Section 3.4(a)(C)(6).

“Consolidated Total Assets” means, as of any date, the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Consolidated Total Net Debt ” means, as of any date, the Consolidated Debt as of such date, minus all Unrestricted Cash as of such date, in each case, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis; provided that for purposes of calculating the amount of Consolidated Total Net Debt with respect to any Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test, Unrestricted Cash will not include any proceeds received from such Indebtedness.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Equity) made to the capital of the Issuer after the Issue Date and designated as a Cash Contribution Amount.

“Corporate Trust Office” will be at the address of the Trustee specified in Section 11.1 or such other address as to which the Trustee may give notice to the Issuer or Holders pursuant to the procedures set forth in Section 11.1.

“Credit Agreement” means

(1) the Senior Credit Agreement;

(2) the ABL Credit Agreement; and

(3) whether or not the Senior Credit Agreement and/or the ABL Credit Agreement remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more:

(a) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit;

(b) debt securities, notes, mortgages, guarantees, collateral documents, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances); or

(c) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers,

in each case, as amended, supplemented, modified, extended, restructured, renewed, Refinanced, restated, increased; provided that such increase in borrowings is permitted under this Indenture, replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors.

“Cumulative Retained Excess Cash Flow Amount” means, as of any date, an amount, not less than zero in the aggregate, determined on a cumulative basis, equal to the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Issue Date and prior to such date.

“Current Accretion Amount” means the sum of (x) the then outstanding principal amount of the Notes being redeemed, including all capitalized interest that has theretofor been added to the principal amount of the Notes, and (y) to the extent that the PIK Option was exercised on the immediately prior quarterly Interest Payment Date, the portion of accrued and unpaid interest since such immediately prior quarterly Interest Payment Date on such Notes to the Redemption Date that would be permitted to be capitalized on the next quarterly Interest Payment Date.

“Current Assets” means, as of any date, all assets (other than Cash Equivalents or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Issuer and the Restricted Subsidiaries as “current assets” (other than amounts related to current or deferred taxes based on income or profits), determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Current Liabilities” means, as of any date, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Issuer and the Restricted Subsidiaries as “current liabilities,” other than:

(1) the current portion of any Indebtedness;

(2) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid);

(3) accruals for current or deferred taxes based on income or profits;

(4) accruals, if any, of transaction costs resulting from the Transactions; and

(5) accruals of any costs or expenses related to (a) severance or termination of employees prior to the Issue Date or (b) bonuses, pension and other post-retirement benefit obligations;

in each case, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“CVC” means any funds or limited partnerships managed, advised or controlled by CVC Capital Partners Limited or any of its Affiliates or their respective direct or indirect Subsidiaries (but excluding, in each case, any portfolio companies in which such funds or limited partnerships hold an investment and excluding, in each case, any funds or entities controlled by CVC Credit Partners Holdings Limited or any of its direct or indirect Subsidiaries engaged in the same or a similar business to CVC Credit Partners Holdings Limited) who are investors in such funds or limited partnerships as at the Issue Date, investing directly or indirectly in Holdings.

“Debt Fund Affiliate” means (a) any Affiliate, division or internal group of a Permitted Holder that has the principal purpose of investing in, acquiring or trading commercial loans, bonds or similar extensions of credit in the ordinary course, and (b) any investment fund or account of a Permitted Holder managed by third parties (including by way of a managed account, a fund or an index fund in which a Permitted Holder has invested) or a division or internal group within a Permitted Holder that is not organized or used primarily for the purpose of making equity investments, in each case, with respect to which a Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Default” means, any event which, but for the giving of notice, lapse of time or both, would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note will not bear the Global Note Legend and will not have the “Schedule of Increases or Decreases in the Global Note” or the “Schedule of Increases or Decreases in the Regulation S Temporary Global Note” attached thereto.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Issuer.

“Designated Non-cash Consideration” means, the Fair Market Value of non-cash consideration received by the Issuer or any Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate of the Issuer, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any Parent Entity, as applicable (other than Excluded Equity), that is issued after the Issue Date for cash and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate of the Issuer, on the issuance date thereof, the cash proceeds of which are contributed to the capital of Issuer (if issued by Holdings or any other Parent Entity) and excluded from the calculation set forth in Section 3.4(a)(C).

“Determination Date” means, with respect to each Interest Period, the second Business Day immediately prior to the first day of such Interest Period.

“Disposition Date” means the first day on which the Purchasers (in the aggregate) cease to Beneficially Own more than 50% of the aggregate principal amount of the then outstanding Notes. Upon the Issuer obtaining knowledge of the occurrence of the Disposition Date, the Issuer shall provide to the Trustee an Officer’s Certificate confirming the occurrence of the Disposition Date. Until the Trustee receives such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of the occurrence of the Disposition Date

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Equity Interests than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto)), or

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to the date that is 91 days after the earlier of the maturity date of the Notes and the date the Notes are no longer outstanding; provided that only the portion of Equity Interests that so mature or are mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; and provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Equity Interests will not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock will not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of capital stock or Preferred Stock of the Issuer or any Parent Entity, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or such Parent Entity’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Excess Cash Flow” means, for any Excess Cash Flow Period, the Consolidated Net Income of the Issuer for such period, minus, without duplication:

(1) repayments, prepayments and other cash payments made with respect to the principal of any Indebtedness or the principal component of any Capital Lease Obligations of the Issuer or any Restricted Subsidiary during such period (excluding voluntary and mandatory prepayments of Consolidated First Lien Debt made during such Excess Cash Flow Period or on or prior to the 90th day after the end of such Excess Cash Flow Period, in each case other than prepayments of revolving Indebtedness (except to the extent accompanied by a corresponding reduction in commitments), but including all premium, make-whole or penalty payments paid in cash (to the extent such payments were not already deducted in calculating Consolidated Net Income)); provided that a mandatory prepayment of Indebtedness will only be deducted pursuant to this clause (1) to the extent not already deducted in the computation of Net Cash Proceeds of Asset Sales; minus

(2) (a) cash payments made by the Issuer or any Restricted Subsidiary during such period in respect of Capital Expenditures, acquisitions, Investments and Restricted Payments (excluding Restricted Payments made pursuant to Sections 3.4(b)(xix), (xx) or (xxi), Investments in Cash Equivalents and other items (including Investments and Restricted Payments) that are eliminated in consolidation) and (b) cash payments that the Issuer or any Restricted Subsidiary is required to make in respect of Capital Expenditures, Permitted Acquisitions and Investments within 365 days after the end of such period pursuant to binding obligations entered into prior to or during such period; provided that amounts described in this clause (b) will not reduce Excess Cash Flow in subsequent periods and, to the extent not so paid, will increase Excess Cash Flow in the subsequent period; minus

(3) cash payments made by the Issuer or any Restricted Subsidiary during such period in respect of (a) long-term liabilities other than Indebtedness or (b) items for which an accrual or reserve was established in a prior period; minus

(4) (a) cash payments made by the Issuer or any Restricted Subsidiary during such period in respect of taxes (including distributions to any Parent Entity in respect of taxes), to the extent such payments exceed the amount of tax expense deducted in calculating Consolidated Net Income, and (b) cash payments that the Issuer or any Restricted Subsidiary will be required to make in respect of taxes (including distributions to any Parent Entity in respect of taxes) within 180 days after the end of such period; provided that amounts described in this clause (b) will not reduce Excess Cash Flow in subsequent periods; minus

(5) all cash payments and other cash expenditures made by the Issuer or any Restricted Subsidiary during such period (a) with respect to items that were excluded in the calculation of such Consolidated Net Income pursuant to clauses (1) through (19) of the definition of Consolidated Net Income or (b) that were not expensed during such period in accordance with GAAP; minus

(6) all non-cash credits included in calculating such Consolidated Net Income (including insured or indemnified losses referred to in clauses (16) and (17) of Consolidated Net Income to the extent not reimbursed in cash during such period); minus

(7) an amount equal to the sum of (a) the increase in the Working Capital of the Issuer during such period, if any, plus (b) the increase in long-term accounts receivable of the Issuer and the Restricted Subsidiaries, if any (other than any such increases contemplated by clauses (a) and (b) of this clause (7) that are directly attributable to acquisitions of a Person or business unit by the Issuer and the Restricted Subsidiaries during such period); plus

(8) all non-cash charges, losses and expenses of the Issuer or any Restricted Subsidiary that were deducted in calculating such Consolidated Net Income; plus

(9) all cash payments received by the Issuer or any Restricted Subsidiary during such period pursuant to Hedge Agreements that were not treated as revenue or net income under GAAP; plus

(10) an amount equal to the sum of (a) the decrease in Working Capital of the Issuer during such period, if any, plus (b) the decrease in long-term accounts receivable of the Issuer and the Restricted Subsidiaries, if any; plus all amounts referred to in clauses (1), (2) and (3) above to the extent funded with the proceeds of the issuance or the Incurrence of Indebtedness (other than proceeds of revolving loans), the sale or issuance of Equity Interests or any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition to any Person of, any assets.

“Excess Cash Flow Period” means each fiscal year of the Issuer commencing with the fiscal year ending on or around September 30, 2017.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the notes issued in the Exchange Offer.

“Exchange Offer” is defined in the Registration Rights Agreement.

“Excluded Contributions” means the net cash proceeds and Cash Equivalents, or the Fair Market Value of other assets, received by the Issuer after the Issue Date from:

(1) contributions to its common equity capital; and

(2) the sale of Capital Stock of the Issuer,

in each case (i) excluding Excluded Equity and (ii) designated as Excluded Contributions pursuant to an Officer’s Certificate or that are utilized to make a Restricted Payment pursuant to Section 3.4(b)(i). Excluded Contributions will be excluded from the calculation set forth in Section 3.4(a)(C).

“Excluded Equity” means

(1) Disqualified Stock;

(2) any Equity Interests issued or sold to a Restricted Subsidiary or any employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries (to the extent such employee stock ownership plan or trust has been funded by the Issuer or any Restricted Subsidiary);

(3) any Equity Interest that has already been used or designated (a) as (or the proceeds of which have been used or designated as) a Cash Contribution Amount, Designated Preferred Stock or an Excluded Contribution, or (b) to increase the amount available under Section 3.4(b)(i), Section 3.4(b)(ii)(B) or clause (15) of the definition of “Permitted Investments;” and

(4) any amounts received or deemed received by the Issuer in connection with any Permitted Change of Control.

“Existing Holdco Note Exchange Agreement” means that certain Note Exchange Agreement, dated as of November 30, 2010, between Holdings, the purchasers named therein and GS Mezzanine Partners 2006 Institutional, L.P.

“Existing Opco Note Exchange Agreement” means that certain Note Exchange Agreement, dated as of November 30, 2010, among the Issuer, Holdings, the other guarantors party thereto, the purchasers named therein and GS Mezzanine Partners 2006 Institutional, L.P.

“Existing Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of October 16, 2012, among the Issuer, Holdings, the lenders party thereto and Bank of America, N.A., as administrative agent.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of the Issuer, whose determination will be conclusive for all purposes under this Indenture and the Notes).

“First Call Date” means August 16, 2018.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia and any direct or indirect Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies); provided that the Issuer may at any time elect by written notice to the Trustee to fix GAAP as in effect on the date specified in such notice and, upon any such notice, references herein to GAAP will thereafter be construed to mean for all purposes of this Indenture (other than for financial reporting purposes):

(1) for periods beginning on and after the date specified in such notice, GAAP as in effect on the date specified in such notice; and

(2) for prior periods, GAAP as in effect from time to time during such periods.

Notwithstanding anything to the contrary above or in the definition of Capital Lease Obligations or Capital Expenditures, in the event of a change under GAAP (or the application thereof) requiring any leases to be capitalized that are not required to be capitalized as of the Issue Date, only those leases that would result or would have resulted in Capital Lease Obligations or Capital Expenditures on the Issue Date (assuming for purposes hereof that they were in existence on the Issue Date) will be considered capital leases and all calculations under this Indenture will be made in accordance therewith.

“Global Note Legend” means the legend set forth in Section 2.1(b) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto and that has the “Schedule of Increases or Decreases in the Global Note” attached thereto, issued in accordance with Section 2.1 or Section 2.6 hereof.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“guarantee” means, as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means, any guarantee of the Obligations of the Issuer under this Indenture and the Notes in accordance with the provisions of this Indenture, including a notation of guarantee in the form attached as Exhibit E hereto.

“Guarantors” means, collectively, Holdings and each Restricted Subsidiary of the Issuer that executes this Indenture, or a supplemental indenture hereto, as a Guarantor on the Issue Date and each other Restricted Subsidiary of the Issuer that Incurs a Guarantee of the Notes; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person automatically ceases to be a Guarantor.

“Hedge Agreement” means, any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of its Subsidiaries will be a Hedge Agreement

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IAI Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes resold to IAIs.

“IAIs” means institutional “accredited investors” (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not Qualified Institutional Buyers.

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for, or subject to, such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person, without duplication:

(1) all obligations of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(3) all obligations of such Person under conditional sale or title retention agreements relating to property or assets purchased by such Person;

(4) all obligations of such Person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP;

(5) all Capital Lease Obligations of such Person;

(6) all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Hedge Agreements;

(7) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and bank guarantees;

(8) the principal component of all obligations of such Person in respect of bankers’ acceptances;

(9) all Guarantees by such Person of Indebtedness described in clauses (1) through (8) above; and

(10) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock);

provided that Indebtedness will not include:

(a) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business;

(b) prepaid or deferred revenue arising in the ordinary course of business;

(c) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset; or

(d) earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP.

The Indebtedness of any Person will include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers ” means, collectively, Broad Street Credit Holdings LLC, GSMP VI Offshore US Holdings, Ltd. and GSMP VI Onshore US Holdings, Ltd.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of the Issue Date, by and among the administrative agent under the Senior Credit Agreement, the administrative agent under the ABL Credit Agreement, and acknowledged by Holdings and the Issuer, as amended, restated, supplemented, waived, renewed or otherwise modified or replaced from time to time, whether with the original parties thereto or otherwise, in each case, so long as (i) the Liens on ABL Priority Collateral (or similar assets) of the secured parties under the ABL Credit Agreement rank prior to the Liens thereon of the secured parties under the Senior Credit Agreement and (ii) the liens on Term Loan Priority Collateral (or similar assets) of the secured parties under the Senior Credit Agreement rank prior to the Liens thereon of the secured parties under the ABL Credit Agreement.

“ Interest Coverage Ratio” means, as of any date, the ratio of (1) the Consolidated EBITDA of the Issuer for the most recent period of four consecutive fiscal quarters for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis, to (2) the sum of (a) the Consolidated Interest Expense of the Issuer for such period, calculated on a Pro Forma Basis, and (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Issuer or Preferred Stock of the Issuer or any Restricted Subsidiary made during such period.

“Interest Payment Date” means (i) April 10, July 10, October 10 and January 10 of each year and (ii) the Stated Maturity of the Notes.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and exclude October 10, 2016.

“Interest Rate” means a rate, reset quarterly, equal to Adjusted LIBOR plus the Applicable Margin.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition; and

(4) investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees of Indebtedness), advances or capital contributions (excluding accounts receivable, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees, consultants and independent contractors made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. In no event will a guarantee of an operating lease of the Issuer or any Restricted Subsidiary be deemed an Investment. For purposes of the definition of “Unrestricted Subsidiary” and Section 3.4:

(1) “Investments” will include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 3.4 and for all other purposes of Section 3.4) will be the original cost of such Investment (determined, in the case of any Investment made with assets of the Issuer or any Restricted Subsidiary, based on the Fair Market Value of the assets invested), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Issue Date” means, August 16, 2016.

“Issue Date Distribution” means the distribution on or about the Issue Date by the Issuer to Holdings and by Holdings to its equity holders of up to $226,602,805.

“Issue Date Refinancing” means (i) the repayment in full of the Existing Term Loan Credit Agreement, (ii) the satisfaction and discharge of the notes issued under the Existing Opco Note Exchange Agreement, (iii) the satisfaction and discharge of the notes issued under the Existing Holdco Note Exchange Agreement and (iv) to the extent applicable, the termination and release of all Liens related thereto.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders for use by such Holders in connection with an Exchange Offer.

“ LGP” means Leonard Green & Partners, L.P. and any of its Affiliates and funds or partnerships managed, advised or controlled by any of them or any of their respective Affiliates but not including, however, any portfolio company of any of the foregoing.

“Lien” means, with respect to any asset, (1) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset; or (2) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event will an operating lease, any capital lease in respect of Real Property permitted hereunder or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition, including by way of merger, by the Issuer or one or more Restricted Subsidiaries permitted pursuant to this Indenture whose consummation is not conditioned on the availability of, or on obtaining, third party financing, or a Permitted Change of Control.

“Liquidated Damages” has the meaning assigned to such term in the Registration Rights Agreement.

“Make-Whole Premium ” means an amount equal to (A) the present value (calculated as provided below) as of the applicable Redemption Date of (I) the remaining payments of interest on the Notes being redeemed from the Redemption Date through to the First Call Date (including, for the avoidance of doubt, any interest that would accrue from the Interest Payment Date immediately prior to the First Call Date through the First Call Date and it being assumed on each Interest Payment Date during such period that the PIK Option is exercised for proportionately the same number of Interest Periods (including portions thereof) and in the same pattern as the number and pattern of Interest Periods for which the PIK Option was exercised during the period from the Issue Date to such Redemption Date) (assuming that for such period the Notes will bear interest (a) prior to the Disposition Date, based on Adjusted LIBOR in effect for one month interest periods (notwithstanding the reference to three month interest periods in the definition of “Adjusted LIBOR”) based on a forward curve for such rates through the First Call Date as reasonably determined by the Purchasers or an Affiliate thereof and (b) on or after the Disposition Date based on the Adjusted LIBOR in effect for one month interest periods (notwithstanding the reference to three month interest periods in the definition of “Adjusted LIBOR”) as of the date of the applicable redemption notice, it being understood for the avoidance of doubt that each of clauses (a) and (b) shall be subject to the interest rate “floor” set forth in the definition of “Adjusted LIBOR”) plus (II) the redemption price as of the First Call Date of the Notes being redeemed (i.e. 103.0% of the Current Accretion Amount of such Notes being redeemed), assuming that, for purposes of calculating clauses (I) and (II), that such Notes were to remain outstanding through the First Call Date, and then be redeemed on the First Call Date at such redemption price described above and based on the assumptions described above, and with the present value of such sum being computed using an annual discount rate (applied quarterly) equal to the applicable Treasury Rate as of the applicable Redemption Date plus 50 basis points, less (B) the Current Accretion Amount of such Notes being redeemed as of such Redemption Date; provided, however, that in no case shall the Make-Whole Premium be less than 3.0% of the Current Accretion Amount of the Notes being redeemed.

“Management Agreement” means monitoring, management, fee or similar or related agreements providing for the payment (or accrual) of an annual monitoring, management or similar fee to the Sponsors or any Affiliate of the Sponsors in an aggregate amount equal to or less than $3.0 million per annum for any period commencing on or after the Issue Date (with prorated amounts payable for any partial year periods and any amounts not paid in any period beginning on the Issue Date accruing and payable upon request of the Sponsors in future periods).

“Management Group” means, the group consisting of the directors, executive officers and other management personnel of Holdings on the date hereof or who became directors, officers or management personnel of Holdings or any direct or indirect parent of Holdings, as applicable, and its Subsidiaries following the date hereof (other than in connection with a transaction that would otherwise be a Change of Control if such persons were not included in the definition of “Permitted Holders”), or (in each case) family members thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date Beneficially Own or have the right to acquire, directly or indirectly, Equity Interests of the Issuer or any Permitted Parent.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Cash Proceeds” means the aggregate cash proceeds (using the Fair Market Value of any Cash Equivalents) received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and including any proceeds received as a result of unwinding any related Hedge Agreements in connection with such transaction but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct cash costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 3.7(b)) to be paid as a result of such transaction, any costs associated with unwinding any related Hedge Agreements in connection with such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Sponsor” means any Person listed on Schedule 5.14 to the Note Purchase Agreement or otherwise reasonably acceptable to the Required Holders, or consortium of such Persons (other than portfolio companies), acting in concert that consummates a Permitted Change of Control, in any case, together with any co-investors.

“Non-Debt Fund Affiliate” means each Sponsor and each of its Affiliates, other than (i) Holdings or any subsidiary of Holdings, (ii) any Debt Fund Affiliate and (iii) any natural person.

“Non-U.S. Person” means a Person who is not a United States Person.

“Note Purchase Agreement ” means the Note Purchase Agreement, dated as of August 16, 2016, by and among the Issuer, Holdings and the other Guarantors and the Purchasers party thereto.

“Notes” means the $390,000,000 in aggregate principal amount of Senior Unsecured Floating Rate Notes due 2024 of the Issuer issued under this Indenture on the Issue Date all of which will be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, any references to “principal amount” of the Notes will include any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the Depositary), or any successor Person thereto and will initially be the Trustee.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person (or of the general partner of such Person) or any individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of such Person (or the Board of Directors of the general partner of such Person).

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Other Purchasers” means (i) each affiliated investment entity and/or other affiliate of Goldman, Sachs & Co. and (ii) each fund, investor, entity or account that is managed, sponsored or advised by Goldman, Sachs & Co. or its affiliates or any direct or indirect limited partner or investor in any Initial Purchaser or in any of the foregoing that, in each case of clause (i) and (ii), executes or otherwise becomes a party to the Note Purchase Agreement (or otherwise becomes a Beneficial Owner of Notes) or to which any Notes (or beneficial interest therein), are transferred or assigned.

“Parent Entity” means Holdings and any other direct or indirect parent of the Issuer.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuer, the Notes and any Indebtedness that ranks pari passu in right of payment to the Notes; and

(2) with respect to any Guarantor, its Guarantee and any Indebtedness that ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, will include Euroclear or Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permanent Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Temporary Regulation S Global Note upon expiration of the Restricted Period.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 3.7.

“Permitted Change of Control” means any transaction or series of related transactions (such transactions, the “Specified Change of Control Transaction”) which otherwise may constitute a Change of Control in which a New Sponsor acquires, either directly or indirectly through one or more holding companies, Equity Interests representing 50% or more of the aggregate ordinary voting power in Holdings or conveying the right to nominate a majority of the board of directors of Holdings (whether directly or indirectly through the right to direct the vote of such Equity Interests) and the following additional conditions are met:

(a) the Specified Change of Control Transaction is consummated prior to February 16, 2018;

(b) the Issuer shall be in compliance, on a Pro Forma Basis after giving effect to such transactions or series of related transactions (including any Indebtedness assumed or permitted to exist or incurred, issued or otherwise obtained in connection therewith), with (x) a Total Net Leverage Ratio of not greater than 7.25:1.00 and (y) a Senior Secured First Lien Net Leverage Ratio of not greater than 4.75:1.00;

(c) the New Sponsor shall have made, or substantially concurrently therewith, shall make, cash equity contributions directly or indirectly to the New Sponsor’s acquisition vehicle (which shall be used to consummate a Permitted Change of Control) on or prior to the Permitted Change of Control Effective Date in an aggregate amount equal to, when combined with the fair market value of any Equity Interests of any of the management and other existing equity holders of Holdings (or any direct or indirect parent company of Holdings) and its Subsidiaries rolled over or invested in connection with such Permitted Change of Control (such cash equity contributed by the New Sponsor, taken together with the fair market value of any Equity Interests rolled over or invested in connection with the Permitted Change of Control, the “Permitted Change of Control Equity Capitalization”), at least (x) 30% of (y) the sum of Consolidated Total Net Debt and the Permitted Change of Control Equity Capitalization;

(d) the Issuer shall be in compliance, on a Pro Forma Basis after giving effect to the Specified Change of Control Transaction, with all covenants under the Note Purchase Agreement, Indenture and the Registration Rights Agreement (in each case, to the extent then in effect) other than any requirement to make an offer to repurchase the Notes in connection with a Change of Control;

(e) the Issuer shall have obtained a public corporate credit rating and a public corporate family rating of at least B- and B3 (after giving effect to the Permitted Change of Control and all transactions related thereto) from each of S&P and Moody’s, respectively;

(f) (i) at least 15 Business Days prior to the Permitted Change of Control Effective Date, the Issuer shall have delivered notice to the Trustee of the Specified Change of Control Transaction and of the identity of the New Sponsor and (ii) not later than two (2) Business Days prior to the Permitted Change of Control Effective Date, the New Sponsor shall have provided all customary information about its acquisition vehicle that shall have been reasonably requested by the Trustee or any Purchaser in writing at least ten (10) Business Days prior to the Permitted Change of Control Effective Date and that the Trustee or such Purchaser, as applicable, reasonably determines is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act (and, upon any request made by a Holder to the Trustee, the Trustee will provide such Holder or any other Holders with all such information made available to it);

(g) (i) on the Permitted Change of Control Effective Date, the amount referred to in Section 3.4(a)(C) shall be reset to zero and (ii) the Specified Change of Control Transaction shall not otherwise increase the amount available for Restricted Payments under this Indenture;

(h) on the Permitted Change of Control Effective Date, the Issuer shall have delivered an Officer’s Certificate to the Trustee stating that the conditions described in clauses

(b) through (e) above have been satisfied; and

(i) after giving effect to the Permitted Change of Control, the New Sponsor shall Beneficially Own a majority of the voting power for the election of directors, managers or other governing board of the Issuer;

provided that for purposes of clauses (b) and (c) above if at the time of a Permitted Change of Control the most recent month-end financial statements available internally are monthly financial statements for a fiscal month ending during the period from (and including) the Issuer’s fiscal month ending on or about November 30 to and including the Issuer’s fiscal month ending on or about April 30 of any year and (i) if any loans are outstanding under the ABL Credit Agreement as of the last day of such fiscal month included in such financial statements, then Unrestricted Cash at such date shall be deemed to be zero and (ii) if the amount of Indebtedness outstanding under the ABL Credit Agreement that is included in Consolidated Debt for purposes of clauses (b) and (c) above exceeds the amount of Indebtedness outstanding under the ABL Credit Agreement that is included in Consolidated Debt as at the end of the most recent fiscal year of the Issuer ending on or about September 30, then Consolidated Total Net Debt and Consolidated First Lien Net Debt for purposes of calculating the ratios and percentages in clauses (b) and (c) above shall exclude any such excess amount of Indebtedness under the ABL Credit Agreement up to an amount not to exceed $35,000,000 during any fiscal month ending on or about November 30 through April 30, to the extent the Issuer delivers an Officer’s Certificate to the Trustee stating that such Officer has determined that such excess amount is attributable to the ordinary course operations of the Issuer and its Restricted Subsidiaries since the last day of the Issuer’s most recent fiscal year ending on or about September 30 and not to the consummation of such Permitted Change of Control or any Acquisition or similar Investment or to the making of any Restricted Payment.

For the avoidance of doubt and notwithstanding anything to the contrary herein, (i) only one Permitted Change of Control shall be permitted to be consummated under this Indenture and (ii) no Permitted Change of Control shall be permitted after the consummation of a Qualified IPO.

“Permitted Change of Control Costs” means all reasonable fees, costs and expenses incurred or payable by Holdings (or any direct or indirect parent of Holdings), the Issuer or any of its Restricted Subsidiaries in connection with a Permitted Change of Control.

“Permitted Change of Control Effective Date” means the date of consummation of a Permitted Change of Control; provided that there may only be one Permitted Change of Control Effective Date.

“Permitted Holders” means each of:

(1) the Sponsors and, after the Permitted Change of Control Effective Date, New Sponsor;

(2) any member of the Management Group (or any controlled Affiliate thereof);

(3) any other holder of a direct or indirect equity interest in Holdings that holds such interest as of the Issue Date;

(4) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the Persons described in clauses (1), (2) or (3) above are members; provided that, without giving effect to the existence of such group or any other group, the Persons described in clauses (1), (2) and (3) above, collectively, Beneficially Own Voting Stock representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings (determined on a fully diluted basis but without giving effect to contingent voting rights not yet vested) then held by such group; and

(5) any Permitted Parent.

Any Person or group, together with its Affiliates, whose acquisition of Beneficial Ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Holdings Debt” means unsecured Indebtedness of Holdings that:

(i)	is not subject to any guarantee by the Issuer or any Restricted Subsidiary;

(ii)	does not mature prior to the date that is ninety-one (91) days after the Stated Maturity of the Notes;

(iii)	is Incurred at a time when no Event of Default has occurred and is continuing immediately after the issuance or Incurrence thereof or would result therefrom;

(iv)

has no scheduled amortization or payments of principal prior to the date that is ninety-one (91) days after the Stated Maturity of the Notes (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (vi) hereof);

(v)	does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the date that is ninety-one (91) days after the Stated Maturity of the Notes; and

(vi)

has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior notes of an issuer that is the parent of a borrower under senior secured credit facilities and an issuer of senior notes, and in any event, with respect to covenant, default and remedy provisions, no more restrictive than those set forth in this Indenture taken as a whole (other than provisions customary for senior notes of a holding company), in each case as determined in good faith by a Responsible Officer of the Issuer;

provided that clauses (v) and (vi) will not restrict payments that are necessary to prevent such Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code; provided, further, that the Issuer will deliver to the Trustee final copies of the definitive credit documentation relating to such Indebtedness (unless the Issuer is bound by a confidentiality obligation with respect thereto, in which case the Issuer will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof).

“Permitted Investments” means:

(1) [reserved];

(2) loans and advances to officers, directors, employees or consultants of any Parent Entity, the Issuer or any Restricted Subsidiary not to exceed $5.0 million in an aggregate principal amount at any time outstanding (calculated without regard to write downs or write offs thereof after the date made);

(3) any Investment in the Issuer or any Restricted Subsidiary; provided that the sum of (a) the aggregate fair market value of all such Investments (other than intercompany Indebtedness and Guarantees of Indebtedness) made since the Issue Date (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value) by the Issuer and the Guarantors in Restricted Subsidiaries that are not Guarantors; (b) the aggregate principal amount of Indebtedness owing to the Issuer and the Guarantors by Restricted Subsidiaries that are not Guarantors at any time outstanding; and (c) the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Guarantors that is Guaranteed by the Issuer and the Guarantors at any time outstanding may not exceed the greater of (i) $15.0 million and (ii) 3.75% of Consolidated Total Assets as of the date any such Investment is made, plus an amount equal to any returns of capital or sale proceeds actually received in respect of any such Investments (which such amount shall not exceed the amount of such Investment (as determined above) at the time such Investment was made);

(4) any Investments by Subsidiaries that are not Subsidiary Guarantors in other Subsidiaries that are not Subsidiary Guarantors;

(5) Cash Equivalents and, to the extent not made for speculative purposes, Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(6) Investments arising out of the receipt by the Issuer or any of its Restricted Subsidiaries of non-cash consideration in connection with any sale of assets permitted under Section 3.7;

(7) accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(8) Investments acquired as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(9) Hedge Agreements;

(10) Investments existing on, or contractually committed as of, the Issue Date and any replacements, refinancings, refunds, extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (10) is not increased at any time above the amount of such Investments existing or committed on the Issue Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Issue Date or as otherwise permitted under this definition or under Section 3.4;

(11) Investments resulting from pledges and deposits that are Permitted Liens;

(12) intercompany loans among Foreign Subsidiaries and Guarantees by Foreign Subsidiaries Incurred pursuant to Section 3.3(b)(xxiii);

(13) acquisitions of obligations of one or more officers or other employees of any Parent Entity, the Issuer or any Subsidiary of the Issuer in connection with such officer’s or employee’s acquisition of Equity Interests of any Parent Entity, so long as no cash is actually advanced by the Issuer or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(14) Guarantees of operating leases (for the avoidance of doubt, excluding Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(15) Investments to the extent that payment for such Investments is made with Equity Interests (other than Excluded Equity) of any Parent Entity; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 3.4(a)(C);

(16) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 3.4;

(17) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(18) Guarantees of Indebtedness permitted under Section 3.3;

(19) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Issuer or any Restricted Subsidiary;

(20) Investments consisting of the leasing or licensing of intellectual property in the ordinary course of business or the contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(21) purchases or acquisitions of inventory, supplies, materials and equipment or purchases or acquisitions of contract rights or intellectual property in each case in the ordinary course of business;

(22) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(23) intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries;

(24) Investments by the Issuer in the Captive Insurance Company; provided that the aggregate amount of such Investments by the Issuer or any Restricted Subsidiary in the Captive Insurance Company may not exceed an initial amount of $15.0 million plus an additional $5.0 million per fiscal year following the fiscal year in which such initial investment was made;

(25) any Investment by the Issuer or any Restricted Subsidiary in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation) (each, a “Permitted Acquisition”); provided that immediately after giving effect thereto, with respect to acquisitions of entities that do not become Subsidiary Guarantors, the aggregate fair market value of all Investments made in such entities since the Issue Date (with all such Investments being valued at their original Fair Market Value and without taking into account subsequent increases or decreases in value), when taken together with the aggregate amount of payments made with respect to Investments pursuant to clause (27) below, will not exceed the greater of (a) $25.0 million and (b) 6.25% of Consolidated Total Assets as of the date any such acquisition is made;

(26) Investments that are made with Excluded Contributions;

(27) Investments in Foreign Subsidiaries; provided that the sum of (a) the aggregate fair market value of all such Investments (other than intercompany Indebtedness and Guarantees of Indebtedness) made by the Issuer and the Restricted Subsidiaries since the Issue Date (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value); (b) the aggregate principal amount of Indebtedness of Foreign Subsidiaries owing to the Issuer and the other Subsidiary Guarantors at any time outstanding; and (c) the aggregate principal amount of Indebtedness of Foreign Subsidiaries that is Guaranteed by the Issuer and the other Subsidiary Guarantors at any time outstanding, when taken together with the aggregate amount of payments made with respect to entities that do not become Guarantors pursuant to clause (25) above, may not exceed the greater of (i) $25.0 million and (ii) 6.25% of Consolidated Total Assets as of the date any such Investment is made, plus an amount equal to any returns of capital or sale proceeds actually received in respect of any such Investments (which such amount shall not exceed the amount of such Investment (as determined above) at the time such Investment was made); and

(28) additional Investments; provided that the aggregate Fair Market Value of such Investments made since the Issue Date that remain outstanding (with all such Investments being valued at their original Fair Market Value and without taking into account subsequent increases or decreases in value), when taken together with the aggregate amount of Restricted Payments made pursuant to Section 3.4(b)(xx), does not exceed the greater of (a) $40.0 million and (b) 10.25% of Consolidated Total Assets as of the date any such Investment is made, in each case, plus any returns of capital actually received by the Issuer or any Restricted Subsidiary in respect of such Investments.

“Permitted Liens” means, with respect to any Person:

(1) Liens subject to the Intercreditor Agreement securing Indebtedness Incurred in accordance with Sections 3.3(b)(ii) and 3.3(b)(iii);

(2) Liens securing Indebtedness existing on the Issue Date;

(3) Liens securing Indebtedness Incurred in accordance with Section 3.3(b)(v); provided that such Liens only extend to the assets financed with such Indebtedness (and any replacements, additions, accessions and improvements thereto);

(4) Liens on accounts receivable and related assets of the type specified in the definition of Qualified Receivables Financing securing Indebtedness Incurred in accordance with Section 3.3(b)(xix);

(5) Liens on assets or Equity Interests of Foreign Subsidiaries securing Indebtedness Incurred in accordance with Section 3.3(b)(xxiii);

(6) Liens securing Permitted Refinancing Indebtedness Incurred in accordance with Section 3.3(b)(xxvi); provided that the Liens securing such Permitted Refinancing Indebtedness are limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements thereto);

(7)   (a) Liens on property or Equity Interests of a Person at the time such Person becomes a Restricted Subsidiary if such Liens were not created in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; and

(b) Liens on property at the time the Issuer or a Restricted Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries, if such Liens were not created in connection with, or in contemplation of, such acquisition;

(8) Liens on property or assets of any Restricted Subsidiary that is not a Guarantor;

(9) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP;

(10) Liens disclosed by the title insurance policies delivered on or subsequent to the Issue Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(11) Liens securing judgments that do not constitute an Event of Default pursuant to clause (g) of Section 6.1 and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and in respect of which the Issuer or any affected Restricted Subsidiary has set aside on its books reserves in accordance with GAAP with respect thereto;

(12) Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, to the Issuer or a Restricted Subsidiary has set aside on its books reserves in accordance with GAAP;

(13)   (a) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other similar laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations; and

(b) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any Restricted Subsidiary;

(14) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) Incurred by the Issuer or any Restricted Subsidiary in the ordinary course of business, including those Incurred to secure health, safety and environmental obligations in the ordinary course of business;

(15) survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights of way covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances Incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Issuer or any Restricted Subsidiary;

(16) any interest or title of a lessor or sublessor under any leases or subleases entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(17) Liens that are contractual rights of set-off (a) relating to pooled deposit or sweep accounts of the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary or (b) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(18) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(19) leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Issuer and any of its Restricted Subsidiaries, taken as a whole;

(20) Liens solely on any cash earnest money deposits made by the Issuer or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment;

(21) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(22) Liens arising from precautionary Uniform Commercial Code financing statements;

(23) Liens on Equity Interests of any joint venture (a) securing obligations of such joint venture or (b) pursuant to the relevant joint venture agreement or arrangement;

(24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(25) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(26) Liens securing insurance premium financing arrangements;

(27) Liens on vehicles or equipment of the Issuer or any of the Restricted Subsidiaries granted in the ordinary course of business;

(28) Liens on cash and Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(29) Liens

(a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection;

(b) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and

(c) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(30) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(31) Liens securing Indebtedness permitted to be Incurred under Section 3.3 either (a) on a pari passu basis to the Liens securing obligations under the Senior Credit Agreement and are subject to the Intercreditor Agreement; provided that the Senior Secured First Lien Net Leverage Ratio as of the date on which such Liens are first created is not greater than 4.50 to 1.00 or (b) on or after the Disposition Date, on a junior basis to the obligations under the Senior Credit Agreement; provided that the Senior Secured Net Leverage Ratio as of the date on which such Liens are first created is not greater than 7.25 to 1.00;

(32) Liens securing additional obligations in an aggregate outstanding principal amount not to exceed the greater of (a) $35.0 million and (b) 9.0% of Consolidated Total Assets as of the date such Liens are first created;

(33) Liens securing Indebtedness Incurred in accordance with Sections 3.3(b)(x), (xiv) and (xx);

(34) Liens in favor of a trustee in an indenture to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee under such indenture; and

(35) assignments to landlords or mortgagees of insurance or condemnation proceeds.

For purposes of determining compliance with this definition, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Issuer will, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (1) or (31) above (giving effect to the Incurrence of such portion of such Indebtedness), the Issuer, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (1) or (31), as applicable, above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

“Permitted Parent” means any Parent Entity for so long as it is controlled by one or more Persons that are Permitted Holders pursuant to clause (1), (2), (3) or (4) of the definition thereof; provided that such Parent Entity was not formed in connection with, or in contemplation of, a transaction that would otherwise constitute a Change of Control.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, “Refinance”) the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); provided that with respect to Indebtedness Incurred under the ABL Credit Agreement, the principal amount of any Permitted Refinancing Indebtedness in respect thereof shall be subject only to Section 3.3(b)(iii);

(2) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the shorter of (a) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (b) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one year following the Stated Maturity were instead due on the date that is one year following the Stated Maturity; provided that no Permitted Refinancing Indebtedness Incurred in reliance on this subclause (2) will have any scheduled principal payments due prior to the Stated Maturity in excess of, or prior to, the scheduled principal payments due prior to such maturity date for the Indebtedness being Refinanced;

(3) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Indenture, such Permitted Refinancing Indebtedness is subordinated in right of payment to such Obligations on terms at least as favorable to the lenders as those contained in the documentation governing the Indebtedness being Refinanced; and

(4) no Permitted Refinancing Indebtedness will have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced.

Indebtedness constituting Permitted Refinancing Indebtedness will not cease to constitute Permitted Refinancing Indebtedness as a result of the subsequent extension of the maturity date after the date of original Incurrence thereof.

“Person ” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, government, individual or family trust, Governmental Authority or other entity of whatever nature.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Private Placement Legend” means the legend set forth in Section 2.1(c) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.

“Pro Forma Basis” means, as of any date, that (1) pro forma effect will be given to the Transactions, any Permitted Change of Control, any Investment, any issuance, Incurrence, assumption or permanent repayment of Indebtedness (including Indebtedness issued or Incurred as a result of, or to finance, any relevant transaction and for which any such financial ratio or other calculation is being calculated) and all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division or store, or any conversion of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary and restructuring, strategic and other cost savings initiatives, in each case that have occurred during the four consecutive fiscal quarter period of the Issuer being used to calculate such financial ratio (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period, and (2) pro forma effect will be given to factually supportable and identifiable pro forma cost savings related to operational efficiencies, strategic initiatives or purchasing improvements and other synergies, in each case, reasonably expected by the Issuer and its Restricted Subsidiaries to be realized based upon actions taken or reasonably expected to be taken within 18 months of the date of such calculation (without duplication of the amount of actual benefit realized during such period from such actions), which cost savings, improvements and synergies can be reasonably computed, as certified in writing by the chief financial officer of the Issuer; provided that any such pro forma adjustments in respect of such cost savings, improvements and synergies shall not exceed 20.0% of Consolidated EBITDA (before giving effect to all such adjustments) for any four-quarter period. For the avoidance of doubt, no pro forma adjustment will be made subsequent to the relevant measurement date for borrowings incurred or repayments made under the ABL Credit Agreement in the ordinary course of business and unrelated to any of the events described in this definition.

“Purchasers” means, collectively, the Initial Purchasers and the Other Purchasers.

“Qualified Institutional Buyer” means any “qualified institutional buyer” (as defined in Rule 144A).

“Qualified IPO” means an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-4 or Form S-8) of the Equity Interests of the Issuer or any Parent Entity which generates cash proceeds of at least $100.0 million.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of the Issuer has determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and its Restricted Subsidiaries,

(2) all sales of accounts receivable and related assets by the Issuer or any Restricted Subsidiary to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer), and

(3) the financing terms, covenants, termination events and other provisions thereof will be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary or a customary backup security interest in accounts receivable conveyed to a Receivables Subsidiary) to secure any Credit Agreement will not be deemed a Qualified Receivables Financing.

“Rating Agency” means

(1) each of Moody’s and S&P; and

(2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by the Issuer or any Parent Entity as a replacement agency for Moody’s or S&P, as the case may be.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by the Issuer or any Guarantor, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Receivables Facility” means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or Refinanced from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer and the Restricted Subsidiaries pursuant to which the Issuer or any Restricted Subsidiary sells its accounts receivable to either (1) a Person that is not a Restricted Subsidiary; or (2) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries that is not a Receivables Subsidiary); and

(2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedge Agreements entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Issuer (or another Person formed solely for the purposes of engaging in a Qualified Receivables Financing with the Issuer and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings; or

(c) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(2) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, and

(3) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” means any Record Dates indicated on the face of a Note.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of August 16, 2016, by and among the Issuer, the Guarantors and the Purchasers party thereto.

“Registration Statement” has the meaning assigned to such term in the Registration Rights Agreement.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Temporary Regulation S Global Note or Permanent Regulation S Global Note, as applicable.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become, a Restricted Subsidiary.

“Remaining Present Value” means, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Replacement Assets” means:

(1) substantially all the assets of a Person primarily engaged in a Similar Business; or

(2) a majority of the Voting Stock of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Required Financial Statements” means the financial statements required to be delivered under Section 3.2.

“Required Holders ” means Holders holding more than 50% of the outstanding aggregate principal amount of the Notes.

“Required Percentage” means, with respect to any Excess Cash Flow Period, the percentage set forth in the table below based on Senior Secured First Lien Net Leverage Ratio determined as of the last day of such Excess Cash Flow Period:

Senior Secured First Lien Net Leverage Ratio	Required Percentage
Greater than 4.00 to 1.00	50.00%
Less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00	25.00%
Less than or equal to 3.50 to 1.00	0.00%

“Resale Registration Statement” has the meaning assigned to such term in the Registration Rights Agreement.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40 consecutive days beginning on and including the later of (1) the day on which the Notes are offered to Persons other than distributors (as defined in Regulation S under the Securities Act) and (2) the Issue Date.

“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries will mean Restricted Subsidiaries of the Issuer.

“Retained Percentage” means, with respect to any Excess Cash Flow Period, 100% minus the Required Percentage with respect to such Excess Cash Flow Period.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor to the rating agency business thereof.

“Sale and Lease-Back Transaction” means any arrangement, directly or indirectly, with any Person whereby the Issuer or any Restricted Subsidiary sells or transfers any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Agreement” means the Term Loan Credit Agreement, dated as of the Issue Date, among Holdings, the Issuer, the lenders party thereto and Nomura Corporate Funding Americas, LLC, as administrative agent and collateral agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, supplemented, waived, renewed or otherwise modified from time to time, and (if designated by the Issuer) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, Refinanced or otherwise modified from time to time, including (if designated by the Issuer) any agreement or indenture or commercial paper facilities with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder permitted under Section 3.3 of this Indenture or altering the maturity thereof or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Senior Secured First Lien Net Leverage Ratio” means, as of any date with respect to the Issuer and its Restricted Subsidiaries, the ratio of:

(1) Consolidated First Lien Net Debt as of such date, to

(2) Consolidated EBITDA for the most recently ended four full fiscal quarters for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis.

“Senior Secured Net Leverage Ratio” means, as of any date with respect to the Issuer and its Restricted Subsidiaries, the ratio of:

(1) Consolidated Debt that is secured by a Lien as of such date, minus all Unrestricted Cash of the Issuer and its Restricted Subsidiaries, to

(2) the Consolidated EBITDA for the most recently ended four full fiscal quarters for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business engaged or proposed to be engaged in by the Issuer and its Restricted Subsidiaries on the Issue Date and any business or other activities that are similar, ancillary, complementary, incidental or related to, or an extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries is engaged on the Issue Date.

“Specified Transaction” means any Investment (including any Limited Condition Acquisition), Permitted Change of Control, disposition, Incurrence or repayment of Indebtedness, Restricted Payment or Subsidiary designation that by the terms of this Indenture requires such test to be calculated on a “Pro Forma Basis”; provided that any increase in the commitments under the Senior Credit Agreement (including, for this purpose, any commitment in respect of any Incremental Term Loan or Extended Term Loan (each, as defined in the Senior Credit Agreement) above the amount of commitments under the Senior Credit Agreement in effect on the Issue Date, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn; provided, further, that at the Issuer’s election, any such Specified Transaction (other than a Restricted Payment) having an aggregate value of less than $5.0 million shall not be calculated on a “Pro Forma Basis.”

“Sponsors” means, initially, any of CVC and LGP and any of their respective Affiliates and funds or partnerships managed, advised or controlled by any of them or any of their respective Affiliates, but not including any operating portfolio company of any of the foregoing, and on and after the Permitted Change of Control Effective Date, any of the foregoing and any New Sponsor and its Affiliates and funds or partnerships managed, advised or controlled by it or any of its Affiliates, but not including, however, any of their portfolio companies.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer that the Issuer has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation will be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means August 16, 2024.

“Subordinated Indebtedness” means:

(1) with respect to the Issuer, any Indebtedness of the Issuer that is by its terms expressly subordinated in right of payment to the Notes, and

(2) with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms expressly subordinated in right of payment to its Guarantee.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which:

(1) Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership, limited liability company or other entity are at the time owned by such Person; or

(2) more than 50.0% of the Equity Interests are at the time owned by such Person.

Unless otherwise indicated in this Indenture, all references to Subsidiaries will mean Subsidiaries of the Issuer.

“Subsidiary Guarantor” means a Restricted Subsidiary that is a Guarantor.

“Temporary Regulation S Legend” means the legend set forth in Section 2.1(c).

“Term Loan Priority Collateral” has the meaning specified in the Intercreditor Agreement.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

“Total Net Leverage Ratio” means, as of any date with respect to the Issuer and its Restricted Subsidiaries, the ratio of:

(1) Consolidated Total Net Debt as of such date, to

(2) the Consolidated EBITDA for the most recently ended four full fiscal quarters for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis.

“Transactions” means the Incurrence of the Senior Credit Agreement and the borrowings thereunder on the Issue Date, the amendment of the ABL Credit Agreement on the Issue Date, the Issue Date Refinancing, the Issue Date Distribution, the issuance of the Notes and the payment of related fees and expenses.

“Treasury Rate” means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to the First Call Date; provided, however, that if the period from such Redemption Date to the First Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” has the meaning set forth in the preamble hereto.

“Unrestricted Cash” means, as of any date, all cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of such date that would not appear as “restricted” on the financial statements for the most recently ended four full fiscal quarters, determined on a consolidated basis in accordance with GAAP, determined based upon the most recent month end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Increases or Decreases in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer pursuant to Section 3.13; and

(2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required pursuant to applicable law) will at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Working Capital” means, with respect to the Issuer and its Restricted Subsidiaries on a consolidated basis as of any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital will be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) reclassification after the date hereof in accordance with GAAP of assets or liabilities, as applicable, between current and non-current or (b) the effects of purchase accounting.

SECTION 1.2. Other Definitions.

Accounting Changes	1.5(d)
Actual knowledge	7.2(g)
Affiliate Transaction	3.8(a)
Agent Members	2.1(c)
AHYDO	5.10(a)
AHYDO Redemption Date	5.10(a)
Asset Sale Offer	3.7(c)
Authentication Order	2.2
Change of Control Offer	3.9(b)
Change of Control Payment	3.9(a)
Change of Control Payment Date	3.9(b)(iii)

covenant defeasance option	8.1(b)
CUSIP	2.13
Defaulted Interest	2.12(b)
Description of Senior Cash Pay Notes	9.1(b)
DTC	2.1(b)
ERISA	2.1(c)
Event of Default	6.1
Excess Proceeds	3.7(c)
Fixed Amounts	1.4(b)
Guarantor Obligations	10.1(a)
Holdings	preamble

Incurrence Based Amounts	1.4(b)
Indenture	preamble
ISIN	2.13
Issuer	preamble
LCA Election	1.4(a)
LCA Test Date	1.4(a)
legal defeasance option	8.1(b)
Liquidated Damages Notice	3.18
Mandatory Principal Redemption	5.10(a)
Mandatory Principal Redemption Amount	5.10(a)
Offer Amount	5.8(a)
Offer Period	5.8(a)
Offer to Repurchase	5.8
Option of Holder to Elect Purchase	3.9(b)(vi)
Paying Agent	2.3
Payor	3.1
Permitted Debt	3.3(b)

PIK Option	Exhibit A
PIK Payment	2.1(a)
Plan Assets	2.1(c)
Purchase Date	5.8(a)
Ratio Debt	3.3(a)
Redemption Date	5.4
Reference Period	“Pro Forma Basis”
Registrar	2.3
Resale Restriction Termination Date	2.1(c)
Restricted Payments	3.4(a)(iv)
Similar Laws	2.1(c)
Special Interest Payment Date	2.12(b)(i)
Special Record Date	2.12(b)(i)
Successor Company	4.1(a)(i)
Successor Guarantor	4.1(c)(i)
synthetic lease	3.3(b)(v)
Trustee	preamble
United States person	3.1

SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive; “including” means including without limitation;

(d) words in the singular include the plural and words in the plural include the singular;

(e) (i) unsecured Indebtedness will not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; (ii) secured Indebtedness will not be deemed to be subordinated or junior to other secured Indebtedness merely because it has a junior priority with respect to the same collateral; and (iii) Indebtedness will not be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral;

(f) references to sections of, or rules under, the Securities Act or Exchange Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(g) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(h) the words “herein,” “hereof” and “hereunder” and any other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

SECTION 1.4. Certain Calculations and Tests.

(a) Notwithstanding anything in this Indenture to the contrary, when calculating any applicable ratio or determining other compliance with this Indenture (including the determination of compliance with any provision of this Indenture which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Acquisition, the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Issuer could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Issuer) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions. If the Issuer has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated (1) on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (2) on a Pro Forma Basis but without giving effect to such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and use of proceeds thereof).

(b) Notwithstanding anything to the contrary herein, with respect to any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement under any covenant that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with any Senior Secured First Lien Net Leverage Ratio test, any Senior Secured Net Leverage Ratio test, any Total Net Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts being substantially concurrently Incurred (other than, in the case of any Fixed Amounts contained in Section 3.3 or Section 3.5, any refinancings of any Indebtedness that was previously Incurred) and any substantially concurrent borrowings under the ABL Credit Agreement or any Permitted Refinancing Indebtedness in respect thereof (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent Incurrence, except that Incurrences of Indebtedness and Liens constituting Fixed Amounts and any substantially concurrent borrowings under the ABL Credit Agreement or any Permitted Refinancing Indebtedness in respect thereof shall be taken into account for purposes of any Incurrence Based Amounts under any covenant other than Incurrence Based Amounts contained in Section 3.3 or Section 3.5.

SECTION 1.5. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Indenture shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Required Financial Statements, except as otherwise specifically prescribed herein; provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein will be construed, and all financial computations pursuant hereto will be made, without giving effect to any election under Statement of Financial Accounting Standards Board Accounting Standards Codification 825 10 (or any other Statement of Financial Accounting Standards Board Accounting Standards Codification having a similar effect) to value any Indebtedness or other liabilities of the Issuer or any Subsidiary at “fair value,” as defined therein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Indenture with respect to any period during which any Specified Transaction occurs, the Interest Coverage Ratio, the Senior Secured First Lien Net Leverage Ratio, the Total Net Leverage Ratio or the Senior Secured Net Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(c) Where reference is made to “the Issuer and its Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Issuer other than Restricted Subsidiaries.

(d) In the event that the Issuer elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Indenture, the Issuer and the Required Holders agree to enter into good faith negotiations in order to amend such provisions of this Indenture (including the levels applicable herein to any computation of the Interest Coverage Ratio, the Senior Secured First Lien Net Leverage Ratio,

the Total Net Leverage Ratio and the Senior Secured Net Leverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Issuer’s financial condition shall be substantially the same after such change as if such change had not been made. It is understood that the Trustee shall have no liability for the Accounting Changes or any calculations or determinations related thereto. Until such time as such an amendment shall have been executed and delivered by the Issuer and the Trustee, all standards and terms in this Indenture shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by an Officer of the Issuer) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Holders) as if such change had not occurred.

SECTION 1.6. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to agreements (including this Indenture) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by this Indenture; and (b) references to any rule, regulation, statute or other law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such rule, regulation, statute or other law.

SECTION 1.7. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City Time.

SECTION 1.8. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

ARTICLE II

The Notes

SECTION 2.1. Form and Dating.

(a) The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part hereof. The Notes may have notations, legends or endorsements approved as to form by the Issuer, and required by law, stock exchange rule, agreements to which the Issuer is subject or usage. Each Note will be dated the date of its authentication. Notes will be issuable only in minimum denominations of $2,000 and integral multiples of $1 in excess thereof.

In connection with the payment of PIK Interest in respect of the Notes, the outstanding principal amount of the Notes shall be increased through the capitalization of such interest thereon (the “PIK Payment”). Unless the context requires otherwise, references to the “principal” or “principal amount” of Notes, including for purposes of calculating any redemption price or redemption amount, includes any increase in the principal amount of the Notes as a result of a PIK Payment.

(b) The Notes will initially be issued in the form of one or more Global Notes and The Depository Trust Company (“DTC”), its nominees, and their respective successors, will act as the Depositary with respect thereto. Each Global Note will represent such of the outstanding Notes as will be specified therein and each will provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and PIK Payments. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof or, in the case of an increase resulting from a PIK Payment, in accordance with the applicable provisions hereof (including Section 2.2). Each Global Note (i) will be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) will be delivered by the Trustee to such Depositary or held by the Trustee as Notes Custodian for the Depositary pursuant to such Depositary’s instructions, and (iii) will bear a Global Note Legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(c) Except as permitted by Section 2.6(g), any Note not registered under the Securities Act will bear the following Private Placement Legend on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) — FOR NOTES ISSUED PURSUANT TO RULE 144A][40 DAYS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S — FOR NOTES ISSUED IN OFFSHORE TRANSACTIONS PURSUANT TO REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE

SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF NOTES OF $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-103 AS MODIFIED BY SECTION 3(42) OF ERISA OR OTHERWISE OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

Each Temporary Regulation S Global Note will bear a legend in substantially the following form (the “Temporary Regulation S Legend”):

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Any Note will bear the following legend on the face thereof (the “Original Issue Discount Legend”):

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT SWEDDELL@LESL.COM OR 2005 E. INDIAN SCHOOL PHOENIX, AZ 85016, ATTN: STEVEN M. WEDDELL TO OBTAIN THE AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THE NOTE.

Members of, or Participants in, the Depositary (“Agent Members”) will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its Notes Custodian and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever, including but not limited to notices and payments. Notwithstanding the foregoing, nothing herein will prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. Notwithstanding anything to the contrary contained herein, any notice to be delivered to DTC (including, but not limited to, a notice of redemption) may be delivered electronically by the Trustee or the Issuer in accordance with Applicable Procedures of DTC.

SECTION 2.2. Form of Execution and Authentication. An Officer will sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will authenticate Notes for original issue on the Issue Date in an aggregate principal amount of $390,000,000 upon written order of the Issuer signed by an Officer of the Issuer (the “Authentication Order”). The Authentication Order will specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, and will further specify the amount of such Notes to be issued as Global Notes or Definitive Notes. Such Notes will initially be in the form of one or more Global Notes, which (i) will represent, and will be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) will be registered in the name of the Depositary or its nominee and (iii) will be held by the Trustee as Notes Custodian.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or any Affiliate of the Issuer.

The aggregate principal amount of the Notes that may be issued under this Indenture may not exceed $390,000,000 (exclusive of Notes issued pursuant to (i) Sections 2.6, 2.7 and 2.10 or (ii) the Registration Rights Agreement); provided that nothing in this sentence shall restrict the payment of PIK Payments (or the increasing of the principal amount of the Notes in connection with the payment of PIK Payments). In addition, at any time, from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Exchange Notes for an aggregate principal amount specified in such Authentication Order for Exchange Notes issued hereunder.

Up to 4.25% of the interest accrued on the Notes during any Interest Period will be payable, in respect of any Interest Payment Date occurring prior to the third anniversary of the Issue Date, at the election of the Issuer, by capitalizing such interest and adding it to the then outstanding principal amount of the Notes (such amount, “PIK Interest”).

On any Interest Payment Date on which the Issuer pays PIK Interest with respect to a Note, the principal amount of such Note shall be increased by an amount equal to the interest payable, rounded up to the nearest $1, for the relevant Interest Period on the principal amount of such Note as of the relevant Record Date for such Interest Payment Date, to the credit of the Holders on such Record Date, pro rata in accordance with their interests or, if applicable, otherwise in accordance with the procedures of the Depositary, and an adjustment shall be made on the books and records of the Trustee (if it is then the custodian for such Note) with respect to such Note, by the Trustee or the custodian, to reflect such increase.

SECTION 2.3. Registrar and Paying Agent. The Issuer will maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency in the United States where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes (including for the recordation of the names and addresses of the Holders, and the principal amounts (and stated interest) of the Notes owing to each Holder pursuant to Section 2.5 hereof) and of their transfer and exchange and, upon written request from the Issuer, the Registrar will provide the Issuer with a copy of such register to enable them to maintain a register of the Notes at their registered offices. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Issuer will notify the Trustee in writing and the Trustee will notify the Holders of the name and address of any Agent not a party to this Indenture. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Issuer will enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement will implement the provisions hereof that relate to such Agent. The Issuer will notify the Trustee in writing of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee will act as such, and will be entitled to appropriate compensation in accordance with Section 7.6.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and to act as Notes Custodian with respect to the Notes.

SECTION 2.4. Paying Agent to Hold Money in Trust. The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and will notify the Trustee in writing of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by such Paying Agent to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) will have no further liability for the money delivered to the Trustee. If the Issuer acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.5. Lists of Holders of the Notes. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and will otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Notes held by each thereof, and the Issuer will otherwise comply with TIA § 312(a).

SECTION 2.6. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except, as a whole, by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Issuer for Definitive Notes, subject to any applicable laws, only (i) if the Issuer delivers to the Trustee written notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or that is it is no longer a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor Depositary within 120 days after the date of such notice from the Depositary; (ii) if the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event will the Temporary Regulation S Global Note be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there will have occurred and be continuing an Event of Default with respect to the Notes. In any such case, the Issuer will notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, certificated Notes will be issued to each Person that such Participants, Indirect Participants and DTC jointly identify as being the Beneficial Owner of the related Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.7 and Section 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or Section 2.10 hereof, will be authenticated and delivered in the form of, and will be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a). However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b) or Section 2.6(c) below.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with the applicable subparagraphs below.

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a Temporary Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with Section 2.6(b)(ii) and Section 2.6(b)(iii) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions will be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i) unless specifically stated above.

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note will be registered to effect the transfer or exchange referred to in (1) immediately above; provided that in no event will Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Temporary Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.6(g), the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the applicable Letter of Transmittal or in an Agent’s Message delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee will adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(i) below.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Temporary Regulation S Global Note or the Permanent Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof, if applicable.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above, and

(A) the Registrar receives the following:

(1) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(2) such transfer is effected pursuant to a Resale Registration Statement in accordance with the applicable Registration Rights Agreement;

(3) such transfer is effected by a Participating Broker-Dealer pursuant to an Registration Statement in accordance with the applicable Registration Rights Agreement;

(4) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(5) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who will take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuer (except in the case the Issuer has so requested) in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(B) If any such transfer is effected pursuant to subparagraph

(A) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests for Definitive Notes.

(i) Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. Subject to Section 2.6(a), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(i) below, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest will instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) will bear the Private Placement Legend and will be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Section 2.6(c)(i)(A) and Section 2.6(c)(i)(C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. Subject to Section 2.6(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) the Registrar receives the following:

(1) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(2) such transfer is effected by a Participating Broker-Dealer pursuant to a Registration Statement in accordance with the Registration Rights Agreement;

(3) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(4) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who will take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof, and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuer (except in the case the Issuer has so requested) in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Transfer and Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. Subject to Section 2.6(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) above, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(i) below, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the certificate an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest will instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

(H) the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii) Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) the Registrar receives the following:

(1) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(2) such transfer is effected pursuant to a Resale Registration Statement in accordance with the applicable Registration Rights Agreement;

(3) such transfer is effected by a Participating Broker-Dealer pursuant to an Registration Statement in accordance with the applicable Registration Rights Agreement;

(4) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(5) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who will take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuer (except in the case the Issuer has so requested) in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Transfer and Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to (d)(ii)(A) or (d)(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder will present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing. In addition, the requesting Holder will provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including, if the Issuer so requests, a certification and/or Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act.

(ii) Transfer and Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) the Registrar receives the following:

(1) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(2) such transfer is effected pursuant to a Resale Registration Statement in accordance with the applicable Registration Rights Agreement;

(3) such transfer is effected by a Participating Broker-Dealer pursuant to an Registration Statement in accordance with the applicable Registration Rights Agreement;

(4) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(5) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who will take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuer so requests, an Opinion of Counsel of the Holder or the Issuer (except in the case the Issuer so requests) in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar will register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Temporary Regulation S Global Note.

(i) Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Temporary Regulation S Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(ii) During the Restricted Period, Beneficial Ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred to the Issuer, (B) in an offshore transaction in accordance with Rule 904 of Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (C) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States; and beneficial interests in a 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

(iii) Within a reasonable period after expiration or termination of the Restricted Period, beneficial interests in each Temporary Regulation S Global Note will be exchanged for beneficial interests in a Permanent Regulation S Global Note upon delivery to DTC of the certification of compliance and the transfer of applicable Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of the corresponding Permanent Regulation S Global Note, the Trustee will cancel the corresponding Temporary Regulation S Global Note. The aggregate principal amount of a Temporary Regulation S Global Note and a Permanent Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(iv) Notwithstanding anything to the contrary in this Section 2.6, a beneficial interest in the Temporary Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(g) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal or in an Agent’s Message that (x) they are not Participating Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in an Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Participating Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in an Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with such Exchange Offer, shall be treated as a single class of securities under this Indenture.

(h) Private Placement Legend and Temporary Regulation S Legend.

(i) Except as permitted by subparagraph (ii) below, each Restricted Global Note and each Restricted Definitive Note (and all Notes issued in exchange therefor or substitution thereof) will bear the Private Placement Legend.

(ii) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(iii) Each Regulation S Temporary Global note will bear the Temporary Regulation S Legend.

(i) Global Note Legend. Each Global Note will bear the Global Note Legend and the Original Issue Discount Legend.

(j) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(k) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 or at the Registrar’s request.

(ii) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.7, 3.9, 5.7, 5.8 and 9.4).

(iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv) Neither the Registrar nor the Issuer will be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer will be affected by notice to the contrary.

(vi) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2.

(vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile or electronically.

(viii) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(ix) Neither the Trustee, the Issuer nor any Agent will have any responsibility for any actions taken or not taken by the Depositary.

(x) Affiliates of the Issuer, including investment funds affiliated with either of the Sponsors, may acquire, hold and dispose of the Notes and exercise voting, consent and other similar rights with respect to such Notes (subject to the express restrictions contained in this Indenture).

SECTION 2.7. Replacement Notes. If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met. The Holder must supply indemnity or security sufficient in the judgment of the Trustee (with respect to the Trustee) and the Issuer (with respect to the Issuer) to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their fees and expenses in replacing a Note including amounts to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto.

Every replacement Note is an obligation of the Issuer.

SECTION 2.8. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 3.1 hereof, it will cease to be outstanding and interest on it will cease to accrue.

Subject to Section 2.9, a Note does not cease to be outstanding because the Issuer, a Subsidiary of the Issuer or an Affiliate of the Issuer holds the Note.

SECTION 2.9. Treasury Notes. In determining whether the Holders of the requisite majority of outstanding Notes have concurred in any request, demand, authorization, direction, notice, waiver or consent (other than in respect of any action pursuant to Section 9.2(a), which requires the consent of each Holder of an affected Note), Notes owned by the Issuer, any Subsidiary of the Issuer or any Affiliate of the Issuer will be disregarded and considered as though not outstanding, except that for purposes of determining whether the Trustee will be protected in relying on any such request, demand, authorization, direction, notice, waiver or consent, only Notes which a Trust Officer actually knows to be owned by the Issuer, any Subsidiary of the Issuer, or any Affiliate of the Issuer will be considered as not outstanding. Upon request of the Trustee, the Issuer will promptly furnish to the Trustee an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons, and the Trustee will be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

SECTION 2.10. Temporary Notes. Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee will upon receipt of an Authentication Order authenticate temporary Notes. Temporary Notes will be substantially in the form of Definitive Notes but may have variations that the Issuer consider appropriate for temporary Notes. Without unreasonable delay, the Issuer will prepare and the Trustee, upon receipt of an Authentication Order, will authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes will be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of all canceled Notes in its customary manner (subject to the record retention requirements of the Exchange Act and the Trustee), and upon the written request of the Issuer, the Trustee will deliver certification of such cancellation to the Issuer. The Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. Payment of Interest; Defaulted Interest.

(a) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3.

(b) Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days will forthwith cease to be payable to the Holder on the regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) will be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which will be fixed in the following manner. The Issuer will notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice unless a shorter period will be acceptable to the Trustee) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuer will deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or will make arrangements for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuer will fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which will be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer will promptly notify the Trustee of such Special Record Date and will, or at the written request and in the name and expense of the Issuer, the Trustee will, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 11.1, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest will be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and will no longer be payable pursuant to the following clause (ii).

(ii) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment will be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13. CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use). The Trustee will not be responsible for the use of CUSIP or ISIN numbers, and the Trustee makes no representation as to their correctness as printed on any Note or notice to Holders. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

SECTION 2.14. Record Date. The Record Date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture will be determined as provided for in TIA § 316(c).

ARTICLE III

Covenants

SECTION 3.1. Payment of Notes. The Issuer will promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture, including any Liquidated Damages (if any) on the dates and in the manner provided in the Registration Rights Agreement. Principal, premium, if any, and interest will be considered paid on the date due if by noon (New York City time) on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer will pay interest on overdue principal at the rate specified therefor in the Notes.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder. Either Issuer or any Guarantor or any successor in interest to any of the foregoing (each, a “Payor”) may withhold from any interest payment made on any Note to or for the benefit of any Person who is not a “United States person” (as such term is defined for U.S. federal income tax purposes in Section 7701(a)(30) of the Code) U.S. federal withholding tax, and pay such withheld amounts to the Internal Revenue Service, unless such Person provides such properly completed and executed documentation to such Issuer or other Payor such that an exemption from U.S. federal withholding tax would apply to such payment, or otherwise establishes that it is entitled to such an exemption.

SECTION 3.2. Reports and Other Information.

(a) Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will provide to the Holders and the Trustee the following reports:

(i) within 105 days following the end of each full fiscal year (or such longer period as would be provided by the SEC if the Issuer were then subject to SEC reporting requirements as a non-accelerated filer), an annual report containing audited annual financial statements of the Issuer, accompanied by a report and opinion of independent public accountants of recognized national standing, or such other accountants as are reasonably acceptable to the Required Holders, and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” statement, explanatory note or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from an upcoming maturity date occurring within one year from the time such opinion is delivered or anticipated (but not actual) covenant non-compliance); and

(ii) within 60 days following the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing unaudited quarterly financial statements of the Issuer for the fiscal quarter most recently ended and the corresponding fiscal quarter of the prior fiscal year.

(b) [Reserved].

(c) At any time that the Issuer (and any applicable Parent Entity) is not subject to the reporting requirements of Section 13 and 15(d) of the Exchange Act, in lieu of filing such reports with the SEC, the Issuer may make available such information electronically (including by posting to a non-public, password-protected website maintained by the Issuer or a third party) to any Holder, any bona fide prospective investor of the Notes, any bona fide market maker (or person who intends to be a market maker) in the Notes or any bona fide securities analyst, in each case, who provides to the Issuer its email address, employer name and other information reasonably requested by the Issuer. Any Person who requests such financial information from the Issuer will be required to represent to and agree with the Issuer (and by accepting such financial information, such Person will be deemed to have represented to and agreed with the Issuer) to the Issuer’s good faith satisfaction that:

(i) it is a Holder, a bona fide prospective investor in the Notes, a bona fide market maker (or intended market maker) with respect to the Notes or a bona fide securities analyst, as applicable;

(ii) if it is a prospective purchaser of the Notes, it is (a) a Qualified Institutional Buyer (as defined in Rule 144A of the Securities Act) or (b) a non U.S. Person (as defined in Regulation S under the Securities Act);

(iii) it will not use the information in violation of applicable securities laws or regulations;

(iv) it will not communicate the information to any Person and will keep the information confidential;

(v) it will use such information only in connection with evaluating an investment in the Notes (or, if it is a bona fide market maker or intended market maker, only in connection with making a market in the Notes or, if it is a bona fide securities analyst, for preparing analysis for Holders and prospective purchasers of the Notes that otherwise have access to the financial information in compliance with this covenant); and

(vi) it (A) will not use such information in any manner intended to compete with the business of the Issuer and (B) is not a Person (which includes such Person’s Affiliates, other than the Affiliates of a bona fide securities research analyst with whom such research analyst does not share such information) that (1) is principally engaged in a Similar Business or (2) derives a significant portion of its revenues from operating or owning a Similar Business.

(d) To the extent not satisfied by the foregoing, for so long as any Notes are outstanding (unless satisfied and discharged or defeased), the Issuer will furnish to Holders and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision).

(e) Notwithstanding the foregoing, the financial statements, information, auditors’ reports and other documents required to be provided as described above, may be, rather than those of the Issuer, those of any Parent Entity; provided that, if the financial information so furnished relates to such Parent Entity, the same is accompanied by consolidating information, which may be posted to the website of the Issuer or on a non-public, password-protected website maintained by the Issuer or a third party, which explains in reasonable detail the differences between the information relating to such Parent Entity, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand (it being understood and agreed that if, in compliance with this paragraph, (x) the Issuer provides audited financial statements of Holdings (or any other Parent Entity) and related report and opinion of accountants with respect thereto in lieu of information required to be provided under

Section 3.2(a)(i), no such audited financial information, opinion or report shall be required with respect to the Issuer, and (y) the Issuer provides unaudited financial statements of Holdings (or any other Parent Entity) in lieu of information required to be provided under Section 3.2(a)(ii), no such unaudited financial information shall be required with respect to the Issuer; provided that for the avoidance of doubt, with respect to the foregoing clauses (x) and (y) (i) to the extent such information relates to Holdings (or a Parent Entity), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such Parent Entity), on the one hand, and the information relating to the Issuer and the Restricted Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 3.2(a)(i), such materials are accompanied by a report and opinion of independent public accountants of recognized national standing, or such other accountants as are reasonably acceptable to the Required Holders, and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” statement, explanatory note or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from an upcoming maturity date occurring within one year from the time such opinion is delivered or anticipated (but not actual) covenant non-compliance).

(f) The Issuer will be deemed to have satisfied the reporting requirements pursuant to Section 3.2(a) if (i) at any time that the Issuer or any Parent Entity is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is a voluntary filer, the Issuer or any Parent Entity has filed such reports containing such information (including the information required pursuant to the first sentence of Section 3.2(e) with the SEC via EDGAR (or successor) filing system, which, for the avoidance of doubt, need not be filed with the SEC via EDGAR to the extent it is otherwise provided to Holders in accordance with this Section 3.2) or (ii) at any time that the Issuer or any Parent Entity does not file such reports with the SEC via EDGAR (or a successor) filing system, the Issuer or any Parent Entity makes such reports available electronically (including by posting to a non-public, password-protected website as provided above) pursuant to this Section 3.2; provided that to the extent such reports relate to any Parent Entity, such reports are accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Entity, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

(g) [Reserved].

(h) If the Issuer has designated any of its Subsidiaries to be Unrestricted Subsidiaries, then the annual and quarterly financial information required by Section 3.2(a) will also include a reasonably detailed presentation, as determined in good faith by senior management of the Issuer, either on the face of the financial statements or in the footnotes to the financial statements, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

It is understood that the Trustee shall have no obligation whatsoever to determine whether or not any information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor).

SECTION 3.3. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, and the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case, if the Interest Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which Required Financial Statements have been delivered immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued, is 2.00 to 1.00 or greater (“Ratio Debt”), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred, at the beginning of such four-quarter period; and provided, further, that the aggregate principal amount of Ratio Debt of Restricted Subsidiaries that are not Guarantors, when aggregated with the amount of Permitted Refinancing Indebtedness Incurred by Restricted Subsidiaries that are not Guarantors in respect of Ratio Debt, may not exceed $25.0 million at any time outstanding.

(b) The foregoing limitations will not apply to (collectively, “Permitted Debt”):

(i) Indebtedness represented by the Notes;

(ii) Indebtedness Incurred by the Issuer and its Restricted Subsidiaries pursuant to the Senior Credit Agreement; provided that the aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness Incurred pursuant to clause (xxvi) to Refinance any Indebtedness originally Incurred pursuant to this clause (ii) (and any successive Permitted Refinancing Indebtedness), as of the date any such Indebtedness is Incurred, does not exceed the sum of:

(A) $980.0 million; plus

(B) such amount as would not result in the Senior Secured First Lien Net Leverage Ratio, as of the date of such Incurrence, being greater than 4.50 to 1.00;

provided that (a) any Indebtedness that was Incurred and that is outstanding pursuant to this clause (ii) or is proposed to be Incurred pursuant to this clause (ii) will be deemed to be secured on a pari passu basis to the obligations under the Senior Credit Agreement when calculating the Senior Secured First Lien Net Leverage Ratio for purposes and only for purposes of this clause (ii), and (b) if Indebtedness is Incurred under clause (A) above on the same date as Indebtedness Incurred pursuant to clause (B) above, then the Senior Secured First Lien Net Leverage Ratio, with respect to the amounts Incurred under clause (B), will be calculated without regard to any such Incurrence of Indebtedness under clause (A) above;

(iii) Indebtedness Incurred pursuant to the ABL Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate outstanding principal amount as of any date, including all Permitted Refinancing Indebtedness Incurred pursuant to clause (xxvi) to Refinance any Indebtedness originally Incurred pursuant to this clause (iii) (and any successive Permitted Refinancing Indebtedness), not to exceed $200.0 million;

(iv) Indebtedness existing on the Issue Date after giving effect to the Refinancing (other than Indebtedness described in clause (i), (ii) or (iii) above);

(v) Capital Lease Obligations, Indebtedness with respect to mortgage financings and purchase money Indebtedness to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets and Indebtedness arising from the conversion of the obligations of the Issuer or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Issuer or such Restricted Subsidiary, in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness Incurred pursuant to clause (xxvi) to Refinance any Indebtedness originally Incurred pursuant to this clause (v) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (a) $35.0 million and (b) 9.0% of Consolidated Total Assets as of the date any such Indebtedness is Incurred; provided that such Indebtedness is Incurred within 270 days after the purchase, lease, construction, installation, repair or improvement of the property that is the subject of such Indebtedness;

(vi) [reserved];

(vii) Indebtedness arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the Transactions, any Permitted Change of Control or with the acquisition or disposition of any business, assets or a Restricted Subsidiary of the Issuer in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition;

(viii) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits (whether to current or former employees) or property, casualty or liability insurance or self-insurance in respect of such items, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance; provided that upon the Incurrence of any Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 45 days following such Incurrence;

(ix) intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided that (A) such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor will be subordinated in right of payment to the applicable Issuer’s Obligations with respect to the Notes or Guarantee of such Guarantor, as applicable (B) the aggregate outstanding principal amount of such Indebtedness that is owing by any Restricted Subsidiary that is not a Subsidiary Guarantor to the Issuer or a Subsidiary Guarantor may not exceed the amount, as of the date such Indebtedness is Incurred, permitted pursuant to clauses (3) and (27) of the definition of “Permitted Investments”, and (C) any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) will be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);

(x) Indebtedness pursuant to Hedge Agreements;

(xi) Indebtedness in respect of performance bonds, bid bonds, appeal and surety bonds and completion guarantees and similar obligations, in each case, provided in the ordinary course of business, including those Incurred to secure health, safety and environmental obligations in the ordinary course of business;

(xii) guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be Incurred under this Indenture, to the extent such guarantees are Permitted Investments (without giving effect to clause (18) of the definition thereof);

(xiii) (A) Indebtedness Incurred or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person and Indebtedness of any Person that becomes a Restricted Subsidiary or is merged into or consolidated or amalgamated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture and (B) Indebtedness Incurred or assumed in anticipation of an acquisition of any assets, business or Person; provided that, in each case contemplated by the foregoing subclauses (A) and (B):

(1) immediately after giving effect to such acquisition, merger, consolidation or amalgamation, on a Pro Forma Basis, either (a) the Issuer would be permitted to Incur at least $1.00 of additional Ratio Debt or (b) the Interest Coverage Ratio of the Issuer would increase; and

(2) the aggregate principal amount of any such Indebtedness Incurred pursuant to this clause (xiii) by Restricted Subsidiaries that are not Subsidiary Guarantors, together with any Permitted Refinancing Indebtedness Incurred pursuant to clause (xxvi) by Restricted Subsidiaries that are not Subsidiary Guarantors to Refinance any Indebtedness originally Incurred pursuant to this clause (xiii) (and any successive Permitted Refinancing Indebtedness thereof), may not exceed $25.0 million at any one time outstanding;

(xiv) Indebtedness Incurred in connection with a Sale and Lease-Back Transactions permitted under Section 3.14, together with any Permitted Refinancing Indebtedness Incurred to Refinance any Indebtedness originally Incurred pursuant to this clause (xiv);

(xv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness (other than credit or purchase cards) is extinguished within 10 Business Days after notification is received by the Issuer of its Incurrence;

(xvi) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Agreement the Indebtedness for which was Incurred in accordance with this Indenture, so long as such letter of credit has not been terminated and such Indebtedness is in a principal amount not in excess of the stated amount of such letter of credit;

(xvii) Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xviii) after the Disposition Date, Contribution Indebtedness;

(xix) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(xx) Cash Management Obligations and other Indebtedness in respect of Cash Management Services entered into in the ordinary course of business;

(xxi) Indebtedness issued to future, current or former officers, directors, managers, employees, consultants and independent contractors of the Issuer or any Restricted Subsidiary or any direct or indirect parent thereof, or their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of any Parent Entity permitted by Section 3.4;

(xxii) Indebtedness Incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures; provided that the aggregate outstanding principal amount of such Indebtedness, together with any Permitted Refinancing Indebtedness Incurred pursuant to clause (xxvi) to Refinance any Indebtedness originally Incurred pursuant to this clause (xxii) (and any successive Permitted Refinancing Indebtedness) may not exceed the greater of (A) $15.0 million and (B) 3.75% of Consolidated Total Assets as of the date any such Indebtedness is Incurred;

(xxiii) Indebtedness of Foreign Subsidiaries in an aggregate outstanding principal amount, together with any Permitted Refinancing Indebtedness Incurred pursuant to clause (xxvi) by Foreign Subsidiaries to Refinance any Indebtedness originally Incurred pursuant to this clause (xxiii) (and any successive Permitted Refinancing Indebtedness), not to not exceed the greater of (A) $25.0 million and (B) 6.25% of Consolidated Total Assets as of the date any such Indebtedness is Incurred;

(xxiv) unsecured Indebtedness in respect of short-term obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are Incurred in the ordinary course of business and not in connection with the borrowing of money;

(xxv) Indebtedness representing deferred compensation or other similar arrangements Incurred by the Issuer or any Restricted Subsidiary (A) in the ordinary course of business or (B) in connection with any Permitted Investment or any Permitted Change of Control;

(xxvi) any Permitted Refinancing Indebtedness Incurred to Refinance Indebtedness Incurred as Ratio Debt or under clause (i), (ii), (iii), (iv), (v), (xiii), (xviii), (xxii), (xxiii), this clause (xxvi) or clauses (xxix), or (xxx) of Section 3.3(b);

(xxvii) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(xxviii) Indebtedness Incurred by the Issuer or any Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business;

(xxix) Indebtedness Incurred by the Issuer or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge all of the Notes in accordance with this Indenture; and

(xxx) additional Indebtedness in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness Incurred pursuant to clause (xxvi) to Refinance any Indebtedness originally Incurred pursuant this clause (xxx) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (A) $40.0 million and (B) 10.25% of Consolidated Total Assets as of the date any such Indebtedness is Incurred.

(c) For purposes of determining compliance with this Section 3.3, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred as Ratio Debt, the Issuer may, in its sole discretion, at the time of Incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with Section 3.3; provided that all Indebtedness under the Senior Credit Agreement Incurred on the Issue Date will be deemed to have been Incurred pursuant to Section 3.3(b)(ii) and the Issuer will not be permitted to reclassify all or any portion of the Indebtedness Incurred on the Issue Date pursuant to Section 3.3(b)(ii) and all Indebtedness under the ABL Credit Agreement Incurred on the Issue Date will be deemed to have been Incurred pursuant to Section 3.3(b)(iii) and the Issuer will not be permitted to reclassify all or any portion of the Indebtedness Incurred on the Issue Date pursuant to Section 3.3(b)(iii). All Indebtedness originally Incurred under clause (v), (xxii), (xxiii) or (xxx) of Section 3.3(b) will be automatically reclassified as Ratio Debt on the first date on which such Indebtedness would have been permitted to be Incurred as Ratio Debt. Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms (including pay-in-kind interest on the Notes), and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with Section 3.3.

(d) For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness, the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower dollar-equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced (plus unpaid accrued interest and premiums (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses in connection therewith).

SECTION 3.4. Limitation on Restricted Payments.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent Entity, including in connection with any merger or consolidation;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuer or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness of the Issuer or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 3.3(b)(ix)); or

(iv) make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

(B) immediately after giving effect to such transaction, the Issuer would be permitted to Incur $1.00 of additional Indebtedness as Ratio Debt; and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by Section 3.4(b)(iv) or Section 3.4(b)(xi), but excluding all other Restricted Payments permitted by Section 3.4(b)), is less than the sum of, without duplication,

(1) the Cumulative Retained Excess Cash Flow Amount of the Issuer as of such date, plus

(2) 100.0% of the aggregate net proceeds, including cash and the Fair Market Value of assets other than cash, received by the Issuer after the Issue Date from the issue or sale of Equity Interests of the Issuer (other than Excluded Equity), including such Equity Interests issued upon exercise of warrants or options, plus

(3) 100.0% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value of assets other than cash after the Issue Date (other than Excluded Equity), plus

(4) 100.0% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, in each case, of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Issuer or any Restricted Subsidiary)) that, in each case, has been converted into or exchanged for Equity Interests in the Issuer or any Parent Entity (other than Excluded Equity), plus

(5) 100.0% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value of assets other than cash received by the Issuer or any Restricted Subsidiary from:

(a) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) after the Issue Date of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments,

(b) the sale (other than to the Issuer or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Issuer or any Restricted Subsidiary)) after the Issue Date of the Capital Stock of an Unrestricted Subsidiary, or

(c) any distribution or dividend (including any payment on intercompany Indebtedness) from an Unrestricted Subsidiary after the Issue Date , plus

(6) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, in each case after the Issue Date, the Fair Market Value of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 3.4(b)(xx) or constituted a Permitted Investment);

provided that, notwithstanding the foregoing, upon the occurrence of the Permitted Change of Control, each reference to “Issue Date” in this definition shall be deemed a reference to “Permitted Change of Control Effective Date.”

(b) The provisions of Section 3.4(a) will not prohibit:

(i) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer (other than Excluded Equity) or from the substantially concurrent contribution of common equity capital to the Issuer (other than Excluded Equity); provided that the amount of any such net cash proceeds that are utilized for any Restricted Payment pursuant to this clause (i) will be excluded from Section 3.4(a)(C) and Section 3.4(b)(ii)(B);

(ii) Restricted Payments to any Parent Entity the proceeds of which are used to purchase, retire, redeem or otherwise acquire, or to any Parent Entity for the purpose of paying to any other Parent Entity to purchase, retire, redeem or otherwise acquire, the Equity Interests of such Parent Entity (including related stock appreciation rights or similar securities) held directly or indirectly by then present or former directors, consultants, officers, employees, managers or independent contractors of the Issuer or any of the Restricted Subsidiaries or any Parent Entity or their estates, heirs, family members, spouses or former spouses (including for all purposes of this clause (ii), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided that the aggregate amount of such purchases or redemptions may not exceed:

(A) $15.0 million in any fiscal year (with any unused amounts in any fiscal year being carried over to the next three succeeding fiscal years); plus

(B) the amount of net cash proceeds contributed to the Issuer that were received by any Parent Entity since the Issue Date from sales of Equity Interests (other than Excluded Equity) of any Parent Entity to directors, consultants, officers, employees, managers or independent contractors of any Parent Entity, the Issuer or any Restricted Subsidiary in connection with permitted employee compensation and incentive arrangements; plus

(C) the amount of net proceeds of any key man life insurance policies received during such fiscal year; plus

(D) the amount of any bona fide cash bonuses otherwise payable to directors, consultants, officers, employees, managers or independent contractors of any Parent Entity, the Issuer or any Restricted Subsidiary that are foregone in return for the receipt of Equity Interests, the Fair Market Value of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent fiscal year;

and provided, further, that cancellation of Indebtedness owing to the Issuer or any of its Restricted Subsidiaries from directors, consultants, officers, employees, managers or independent contractors of any Parent Entity, the Issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of any Parent Entity will not be deemed to constitute a Restricted Payment;

(iii) the Issue Date Distribution;

(iv) at any time after the consummation of a Qualified IPO, Restricted Payments in an amount equal to 6.0% per annum of the net cash proceeds received from any public Equity Offering of the Issuer (or any Parent Entity to the extent the proceeds thereof are contributed to the Issuer);

(v) Restricted Payments in the form of cash distributions to any Parent Entity that files, or to any Parent Entity for the purpose of paying to any other Parent Entity that files, a consolidated, combined or unitary U.S. federal, state or local income tax return that includes the Issuer and the Subsidiaries (or the taxable income thereof), or to any Parent Entity that is a partner or a sole owner of the Issuer in the event the Issuer is treated as a partnership or a “disregarded entity” for U.S. federal income tax purposes, to pay U.S. federal, state or local income taxes, in each case, in an amount not to exceed the amount that the Issuer and its relevant Subsidiaries would have been required to pay in respect of the applicable U.S. federal or state or local income taxes had the Issuer been the parent of a consolidated group only including the Issuer and its subsidiaries included in the applicable consolidated, combined or unitary return; provided, however, that any distributions pursuant to the foregoing in respect of any tax liability attributable to taxable income of any Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Issuer or any of its Restricted Subsidiaries for such purpose;

(vi) Restricted Payments to permit any Parent Entity to:

(A) pay operating, overhead, legal, accounting and other professional fees and expenses (including directors’ fees and expenses and administrative, legal, accounting, filings and similar expenses), in each case to the extent related to its separate existence as a holding company or to its ownership of the Issuer and the Restricted Subsidiaries;

(B) pay fees and expenses related to any public offering or private placement of debt or equity securities of, or Incurrence of any Indebtedness by, any Parent Entity or any Permitted Investment, whether or not consummated;

(C) pay franchise taxes and other similar taxes and expenses, in each case, in connection with the maintenance of its legal existence;

(D) make payments under transactions permitted by Section 3.8 (other than Section 3.8(b)(viii)), to the extent such payments are due at the time of such Restricted Payment; or

(E) pay customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, consultants or independent contractors of any Parent Entity to the extent related to its ownership of the Issuer and its Restricted Subsidiaries;

(vii) non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(viii) Restricted Payments to allow any Parent Entity to make, or to any Parent Entity for the purpose of paying to any other Parent Entity to make, payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person, in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of Equity Interests;

(ix) Restricted Payments to any Parent Entity for the purpose of paying:

(A) monitoring, consulting, management, transaction, advisory, termination or similar fees payable to a Sponsor or any Affiliate of Sponsor in accordance with the Management Agreement in an amount not to exceed amounts payable pursuant to the Management Agreement; and

(B) indemnities, reimbursements and reasonable and documented out-of-pocket fees and expenses of a Sponsor or any Affiliate of a Sponsor;

(x) Restricted Payments to any Parent Entity to finance, or to any Parent Entity for the purpose of paying to any other Parent Entity to finance, any Investment that, if consummated by the Issuer, would be a Permitted Investment; provided that (A) such Restricted Payment is made substantially concurrently with the closing of such Investment and (B) promptly following the closing thereof, such Parent Entity causes (1) all property acquired (whether assets or Equity Interests) to be contributed to the Issuer or any Restricted Subsidiary or (2) the merger, consolidation or amalgamation (to the extent permitted by Section 4.1) of the Person formed or acquired into the Issuer or any Restricted Subsidiary in order to consummate such acquisition or Investment, in each case, in accordance with the requirements of Section 3.11;

(xi) the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Indenture;

(xii) Restricted Payments that are made with Excluded Contributions;

(xiii) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture;

(xiv) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, one or more Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash or Cash Equivalents);

(xv) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries and any class or series of Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with Section 3.3;

(xvi) (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) by the Issuer after the Issue Date; and

(B) the declaration and payment of dividends to the Issuer or any Parent Entity, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Issuer or any Parent Entity issued after the Issue Date;

provided, however, that (1) for the most recently ended four full fiscal quarters for which Required Financial Statements have been delivered immediately preceding the date of issuance of such Designated Preferred Stock, the Interest Coverage Ratio of the Issuer would have been at least 2.00 to 1.00 and (2) the aggregate amount of dividends declared and paid pursuant to this clause (xvi) does not exceed the net cash proceeds actually received by the Issuer from the sale (or the contribution of the net cash proceeds from the sale) of Designated Preferred Stock;

(xvii) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Issuer and its Restricted Subsidiaries pursuant to provisions similar Section 3.7 and Section 3.9; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Issuer (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes and has repurchased, redeemed, defeased, acquired or retired all the Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer, as the case may be;

(xviii) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xix) any additional Restricted Payment so long as immediately after giving effect to the making of such Restricted Payment, (A) the Issuer’s Total Net Leverage Ratio is 4.50 to 1.00 or less and (B) no Default or Event of Default has occurred and is continuing or would result therefrom;

(xx) additional Restricted Payments in an aggregate amount, when taken together with the aggregate amount of Investments made pursuant to clause (27) of the definition of Permitted Investments that remain outstanding, not to exceed $20.0 million; provided that at the time of, and after giving effect to, any Restricted Payment permitted under this clause (xx) no Default or Event of Default has occurred and is continuing or would result therefrom;

(xxi) additional Restricted Payments in aggregate amount of up to $25.0 million, so long as (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof and (b) with respect to any Restricted Payment other than a Restricted Investment, the Interest Coverage Ratio would be at least 2.00 to 1.00 after giving effect thereto; and

(xxii) Restricted Payments required to effect a Permitted Change of Control substantially concurrently therewith.

(c) As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

(d) For purposes of this Section 3.4, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Issuer may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 3.4 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

(e) Notwithstanding anything to the contrary herein, prior to the Disposition Date, Restricted Payments otherwise permitted under Section 3.4(a), 3.4(b)(xix), (b)(xx) or (b)(xxi) will be permitted only if (i) no PIK Option shall have been selected during the Interest Period in which such Restricted Payment is made or during the Interest Period immediately preceding the Interest Period in which such Restricted Payment is made and (ii) no PIK Option is selected during the Interest Period immediately following the Interest Period in which such Restricted Payment is made.

SECTION 3.5. Liens.

(a) The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, Incur or suffer to exist any Lien securing Indebtedness (other than Permitted Liens) on any asset or property of the Issuer or any Guarantor, unless

(i) in the case of Liens securing Subordinated Indebtedness, the Notes and any applicable Guarantee are secured by a Lien on such property or assets and proceeds thereof that is senior in priority to such Liens; or

(ii) in all other cases, the Notes and the applicable Guarantee are secured by a Lien on such property or assets and proceeds thereof equally and ratably with or prior to such Liens.

(b) Any Lien that is granted to secure the Notes or any Guarantee pursuant to Section 3.5(a) will be automatically and unconditionally released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee under Section 3.5(a) (other than a release as a result of the enforcement of remedies in respect of such Lien or the Obligations secured by such Lien).

SECTION 3.6. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock;

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(c) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(d) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(A) contractual encumbrances or restrictions of the Issuer or any Restricted Subsidiary in effect on the Issue Date, including pursuant to:

(1) the Senior Credit Agreement and the other documents relating to the Senior Credit Agreement;

(2) the ABL Credit Agreement and the other documents relating to the ABL Credit Agreement;

(3) Indebtedness permitted pursuant to Section 3.3(b)(iv); and

(4) Hedge Agreements;

(B) this Indenture, the Notes and the Guarantees and the other documents relating to this Indenture;

(C) applicable law or any applicable rule, regulation or order;

(D) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Issuer or any Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into the Issuer or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that in connection with a merger under this clause (D), if a Person other than the Issuer or such Restricted Subsidiary is the Successor Company with respect to such merger, any Subsidiary of such Person, or any agreement or instrument of such Person or any Subsidiary of such Person, will be deemed acquired or assumed, as the case may be, by the Issuer or such Restricted Subsidiary, as the case may be, at the time of such merger;

(E) customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary;

(F) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(G) customary provisions in operating or other similar agreements entered into in the ordinary course of business and which limitation is applicable only to the assets that are the subject of those agreements;

(H) purchase money obligations for property acquired and Capital Lease Obligations entered into in the ordinary course of business to the extent such obligations impose restrictions of the nature discussed in Section 3.6(c) on the property so acquired;

(I) customary provisions contained in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements entered into in the ordinary course of business to the extent such obligations impose restrictions of the type described in Section 3.6(c) on the property subject to such lease;

(J) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided that such restrictions apply only to such Receivables Subsidiary;

(K) other Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary that is Incurred subsequent to the Issue Date pursuant to Section 3.3; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes in accordance with this Indenture (as determined by the Issuer in good faith);

(L) any encumbrance or restriction contained in the documents relating to any secured Indebtedness otherwise permitted to be Incurred pursuant to Section 3.3 and Section 3.5 to the extent such documents limit the right of the debtor to dispose of the assets securing such Indebtedness;

(M) any encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes in accordance with this Indenture (as determined by an Officer of the Issuer in good faith);

(N) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture; and

(O) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of this Section 3.6 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings of the contracts, instruments or obligations referred to in clauses (A) through (N) of this Section 3.6; provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or Refinancing are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or Refinancing.

For purposes of determining compliance with this Section 3.6, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock will not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary will not be deemed a restriction on the ability to make loans or advances.

SECTION 3.7. Asset Sales.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless:

(i) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(ii) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets; provided that the amount of:

(A) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or are otherwise extinguished in connection with the transactions relating to such Asset Sale) that are assumed by the transferee of any such assets or Equity Interests pursuant to an agreement that releases or indemnifies the Issuer or such Restricted Subsidiary, as the case may be, from further liability;

(B) any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days of the receipt thereof; and

(C) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (1) $40.0 million and (2) 10.0% of Consolidated Total Assets, calculated at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

will each be deemed to be Cash Equivalents for the purposes of this clause (ii).

(b) Within 365 days after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, the Issuer or any Restricted Subsidiary may apply an amount equal to the Net Cash Proceeds from such Asset Sale, at its option:

(i) to reduce Obligations under the Senior Credit Agreement or the ABL Credit Agreement and, in the case of revolving loans, to correspondingly reduce commitments with respect thereto;

(ii) to reduce Obligations under Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien, which Lien is permitted by this Indenture and, in the case of revolving loans, to correspondingly reduce commitments with respect thereto;

(iii) to reduce Obligations under:

(A) other Pari Passu Indebtedness of the Issuer or the Guarantors; provided that if the Issuer or any Guarantor elects to reduce Obligations under any other Pari Passu Indebtedness, the Issuer will (1) equally and ratably reduce Obligations under the Notes as provided in Section 5.1 or through open-market purchases (to the extent such purchases are at a purchase price equal to or above 100.0% of the principal amount thereof) or (2) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, on the principal amount of Notes that would otherwise be redeemed under clause (1) of this Section 3.7(b)(iii)(A)); or

(B) Indebtedness of a Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary and, in the case of revolving loans, to correspondingly reduce commitments with respect thereto;

(iv) to acquire all or substantially all of the assets of, or any Capital Stock of, another Similar Business, if, after giving effect to any such acquisition of Capital Stock, the Similar Business is or becomes a Restricted Subsidiary;

(v) to make a capital expenditure;

(vi) to acquire other assets that are used or useful in a Similar Business; or

(vii) any combination of the foregoing;

provided that the Issuer and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clause (iv), (v) or (vi) of this Section 3.7(b) if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Issuer or any Restricted Subsidiary enters into a binding agreement to make an investment in compliance with the provision described in clauses (iv), (v) or (vi) of this Section 3.7(b), and that investment is thereafter completed within 365 days after the end of such 365-day period.

(c) Pending the final application of any such amount, the Issuer or any of its Restricted Subsidiaries may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest or utilize Net Cash Proceeds in any manner not prohibited by this Indenture. Any amount of Net Cash Proceeds from any Asset Sale that are not invested or applied as provided and within the time period set forth in Section 3.7(b) will be deemed to constitute “Excess Proceeds.” Notwithstanding the foregoing sentence, any amount of proceeds offered to Holders pursuant to Section 3.7(b)(iii)(A) or pursuant to an Asset Sale Offer made at any time after the Asset Sale will be deemed to have been applied as required and will not be deemed to be Excess Proceeds without regard to the extent to which such offer is accepted by the Holders). When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer will make an offer (an “Asset Sale Offer”) to all Holders and, if required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, to purchase the maximum principal amount of such Notes and Pari Passu Indebtedness, as appropriate, on a pro rata basis, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100.0% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price, if any, as may be provided by the terms of such other Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and the agreement governing such Pari Passu Indebtedness. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $25.0 million by transmitting electronically or by mailing to Holders the notice required pursuant to the terms of this Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC. The Issuer may satisfy the foregoing obligations with respect to such Net Cash Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Cash Proceeds prior to the expiration of the application period or by electing to make an Asset Sale Offer with respect to such Net Cash Proceeds before the aggregate amount of Excess Proceeds exceeds $25.0 million. To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered or otherwise surrendered is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness tendered or otherwise surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Notes (and the Issuer or its agents will select such Pari Passu Indebtedness) to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. To the extent the Excess Proceeds exceed the outstanding aggregate principal amount of the Notes (and, if required by the terms thereof, all Pari Passu Indebtedness), the Issuer need only make an Asset Sale Offer up to the outstanding aggregate principal amount of Notes (and any such Pari Passu Indebtedness), and any additional Excess Proceeds will not be subject to this Section 3.7 and will be permitted to be used for any purpose otherwise permitted by this Indenture in the Issuer’s discretion.

(d) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the purchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 3.7 by virtue of such compliance.

(e) The provisions under this Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the Notes.

(f) If more Notes are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase will be made in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (but only to the extent that the Trustee has been notified in writing of such listing by the Issuer) or if such Notes are not listed, on a pro rata basis or as nearly a pro rata basis as practicable (with adjustments so that only Notes in denominations of the minimum denomination of $2,000 or integral multiples of $1 in excess thereof will be purchased), by lot or by such other method as the Trustee will deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that the selection of Notes for purchase will not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000. No Note will be repurchased in part if less than the minimum denomination of such Note would be left outstanding.

(g) Notices of an Asset Sale Offer will be mailed by first class mail, postage prepaid, or sent electronically, at least 30 but not more than 60 days before the purchase date to each Holder at such Holder’s registered address or otherwise in accordance with DTC procedures. If any Note is to be purchased in part only, any notice of purchase that relates to such Note will state the portion of the principal amount thereof that has been or is to be purchased.

(h) A new Note in principal amount equal to the unpurchased portion of any Note purchased in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date, unless the Issuer defaults in payment of the purchase price, interest will cease to accrue on Notes or portions thereof purchased.

SECTION 3.8. Transactions with Affiliates.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer involving aggregate consideration in excess of $5.0 million (each of the foregoing, an “Affiliate Transaction”), unless such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis.

(b) The provisions of Section 3.8(a) will not apply to:

(i) transactions between or among (A) the Issuer and the Restricted Subsidiaries or (B) the Issuer and any Person that becomes a Restricted Subsidiary as a result of such transaction (including by way of a merger, consolidation or amalgamation);

(ii) payment of management, monitoring, consulting, transaction, oversight, advisory and similar fees and payment of all expenses and indemnification claims, in each case, in accordance with the Management Agreement;

(iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Issuer or any Parent Entity in good faith;

(iv) loans or advances to employees or consultants of any Parent Entity, the Issuer or any Restricted Subsidiary in accordance with clause (2) of the definition of “Permitted Investments;”

(v) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of any Parent Entity, the Issuer or any of the Restricted Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Issuer and its Restricted Subsidiaries (which will be 100% for so long as such Parent Entity owns no assets other than the Equity Interests in the Issuer and assets incidental to the ownership of the Issuer and its Restricted Subsidiaries));

(vi) (i) a Permitted Change of Control and the payment of Permitted Change of Control Costs and (ii) other transactions, agreements and arrangements in existence on the Issue Date, or any amendment thereto to the extent such amendment is not adverse to the Holders in any material respect;

(vii) (A) any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors; and

(C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(viii) (A)Restricted Payments permitted under Section 3.4; and

(B) Permitted Investments under clauses (2), (3), (4), (12), (13), (14), (15), (16), (18), (22), (23), (24), (25) and (27) of the definition thereof;

(ix) any purchase by any Parent Entity of the Equity Interests of the Issuer and the purchase by the Issuer of Equity Interests in any Restricted Subsidiary;

(x) payments to the Sponsors for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Issuer, or a majority of the disinterested members of the Board of Directors of the Issuer, in good faith;

(xi) transactions with Restricted Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business;

(xii) any transaction in respect of which the Issuer delivers to the Trustee a letter addressed to the Board of Directors of the Issuer or any Parent Entity from an accounting, appraisal or investment banking firm, in each case, of nationally recognized standing that is in the good faith determination of the Issuer qualified to render such letter, which letter states that such transaction is on terms that are no less favorable to the Issuer or its Restricted Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate;

(xiii) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(xiv) the issuance, sale or transfer of Equity Interests of the Issuer to any Parent Entity and capital contributions by any Parent Entity to the Issuer (and payment of reasonable out-of-pocket expenses Incurred by the Sponsors or any Parent Entity in connection therewith);

(xv) the issuance of Equity Interests to the management of Holdings, the Issuer or any of the Restricted Subsidiaries in connection with a Permitted Change of Control;

(xvi) payments by any Parent Entity, the Issuer or any of the Restricted Subsidiaries pursuant to tax sharing agreements among any Parent Entity, the Issuer and any of the Restricted Subsidiaries;

(xvii) payments or loans (or cancellation of loans) to employees or consultants that are:

(A) approved by a majority of the disinterested directors of the Issuer in good faith;

(B) made in compliance with applicable law; and

(C) otherwise permitted under this Indenture;

(xviii) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Issuer and the Restricted Subsidiaries;

(xix) transactions between or among the Issuer or any Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any Parent Entity, so long as (a) such director abstains from voting as a director of the Issuer or such Parent Entity, as the case may be, on any matter involving such other Person and (b) such Person is not an Affiliate of the Issuer for any reason other than such director’s acting in such capacity;

(xx) transactions pursuant to, and complying with, clauses (ix), (xii), (xix), (xxii) and (xxv) of Section 3.3(b), or under Section 4.1(b) and Section 4.1(d);

(xxi) the existence of, or the performance by the Issuer or any Guarantor of their obligations under the terms of, any customary registration rights agreement to which they are a party or become a party in the future; and

(xxii) intercompany transactions undertaken in good faith (as certified by an Officer of the Issuer) for the purpose of improving the consolidated tax efficiency of the Issuer and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein.

SECTION 3.9. Change of Control.

(a) Upon the occurrence of a Change of Control (other than a Permitted Change of Control) after the Issue Date, each Holder will have the right to require the Issuer to purchase all or any part of such Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101.0% of the Current Accretion Amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously elected to redeem the Notes pursuant to Section 5.1.

(b) Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes as described under Section 5.1, the Issuer will deliver a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, describing:

(i) that a Change of Control has occurred or, if the Change of Control Offer is being made in advance of a Change of Control, that a Change of Control is expected to occur, and that such Holder has, or upon such occurrence will have, the right to require the Issuer to purchase such Holder’s Notes at a purchase price in cash equal to 101.0% of the Current Accretion Amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date);

(ii) the transaction or transactions that constitute, or are expected to constitute, such Change of Control;

(iii) the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(iv) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(v) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(viii) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1 in excess thereof;

(ix) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(x) the other instructions determined by the Issuer, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

(c) While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes to be made through the facilities of DTC in accordance with the rules and regulations thereof. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control.

(d) The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 3.9. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.9, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.9 by virtue of such compliance.

(e) On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(i) accept for payment all Notes issued by it or portions thereof validly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(f) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders will be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the expiration of the Change of Control Offer, a telegram, telex facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its selection to have such Note purchased.

(g) On the Change of Control Payment Date, all Notes purchased by the Issuer under this Section 3.9 will be delivered by the Issuer to the Trustee for cancellation, and the Issuer will pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto. With respect to any Note purchased in part, the Issuer will issue a new Note in a principal amount equal at maturity to the unpurchased portion of the original Note in the name of the Holder upon cancellation of the original Note.

(h) Notwithstanding the foregoing provisions of this Section 3.9, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(i) Prior to any Change of Control Offer, the Issuer will deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

SECTION 3.10. Maintenance of Insurance. The Issuer and its Restricted Subsidiaries will maintain with financially sound and reputable insurance companies, insurance with respect to their properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

SECTION 3.11. Additional Guarantors. The Issuer will not permit any of its Restricted Subsidiaries, other than a Guarantor, to guarantee the payment of any Indebtedness under the Senior Credit Agreement, the ABL Credit Agreement or any capital or leverage-loan markets Indebtedness of the Issuer or any Guarantor with an aggregate principal amount equal to or greater than $25.0 million unless, within 30 days of the date that such Indebtedness has been Incurred, such Restricted Subsidiary executes and delivers to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary becomes a Guarantor under this Indenture on the same terms and conditions as those set forth in this Indenture and applicable to the other Guarantors and, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Restricted Subsidiary’s Guarantee, such guarantee of such Indebtedness is subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to Notes or such Guarantor’s Guarantee. A form of supplemental indenture for such purpose is attached as Exhibit E hereto.

Each Guarantee will be released upon the terms and in accordance with Section 10.2(b).

SECTION 3.12. Compliance Certificate; Statement by Officers as to Default. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer ending after the Issue Date, an Officer’s Certificate to the effect that to the best knowledge of the signer thereof on behalf of the Issuer, the Issuer is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer (through its own action or omission or through the action or omission of any Restricted Subsidiary as applicable) will be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge. The individual signing any certificate given by any Person pursuant to this Section 3.12 will be the principal executive, financial or accounting officer of such Person or the direct or indirect parent of such Person, in compliance with TIA § 314(a)(4).

So long as any of the Notes are outstanding, upon any Officer becoming aware of any Default or Event of Default, the Issuer will deliver to a Trust Officer of the Trustee, within 30 days after the occurrence thereof, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 3.13. Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

(i) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(ii) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 3.4.

(b) The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(i) (A) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test described under Section 3.3 or (B) the Interest Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(ii) no Event of Default will have occurred and be continuing.

(c) Any designation by the Board of Directors of the Issuer pursuant to Section 3.13(b) will be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with this Section 3.13.

SECTION 3.14. Sale and Lease-Back Transactions. The Issuer will not, nor permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transactions, except the following:

(a) Sale and Lease-Back Transactions with respect to property owned (i) by the Issuer or any of its Domestic Subsidiaries that is acquired after the Issue Date so long as such Sale and Lease-Back Transaction is consummated within 270 days of the acquisition of such property or (ii) by any Foreign Subsidiary of the Issuer regardless of when such property was acquired; and

(b) Sale and Lease-Back Transactions with respect to any property owned by the Issuer or any Restricted Subsidiary if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease would not exceed $50.0 million, provided that in each case, the Net Cash Proceeds thereof are applied in accordance with Section 3.07(b) as if such Sale and Lease-Back Transaction were an Asset Sale.

SECTION 3.15. Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 3.16. Indebtedness – Anti-layering. So long as any Note is outstanding hereunder, neither the Issuer nor any Guarantor shall, directly or indirectly, Incur any Indebtedness for borrowed money that is contractually subordinated or junior in right of payment to any other Indebtedness for borrowed money of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness for borrowed money of the Issuer or such Guarantor, as the case may be. In addition to the foregoing, prior to the Disposition Date, the Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, Incur any Indebtedness for borrowed money which is secured and which is, by its express terms, subordinated as to rights to receive, or subject to turnover of, payments or proceeds of collateral to any other secured Indebtedness for borrowed money of the Issuer or a Guarantor secured in whole or in part by the same collateral that secures the ABL Credit Agreement or the Senior Credit Agreement (including any “first-loss” or “last-out” tranche of such ABL Credit Agreement or Senior Credit Agreement or of any Indebtedness that ranks pari passu with respect to the security with any of the ABL Credit Agreement or Senior Credit Agreement), in each case other than the relative ranking of the ABL Credit Agreement and the Senior Credit Agreement with respect to ABL Priority Collateral and Term Loan Priority Collateral as provided in the Intercreditor Agreement. Notwithstanding anything in this Section 3.16 to the contrary, nothing in this Section 3.16 shall restrict customary waterfall provisions in the ABL Credit Agreement or the Senior Credit Agreement and the other documents relating to the ABL Credit Agreement or the Senior Credit Agreement or documents governing such other Indebtedness for borrowed money that in each case do not establish any “first-loss,” last-out” or similar tranche of Indebtedness for borrowed money.

SECTION 3.17. Restrictions on Sponsor Affiliated Lenders. Notwithstanding anything herein to the contrary, prior to the Disposition Date, the Issuer shall not permit the Sponsors or any of their Non-Debt Fund Affiliates to acquire or hold, whether acquired in primary or secondary transactions, any Indebtedness of the Issuer or any Guarantor under the Senior Credit Agreement or the ABL Credit Agreement or any other Indebtedness, in each case, that is secured by a Lien on the Collateral on a pari passu basis with the Lien securing the obligations under the Senior Credit Agreement or the ABL Credit Agreement, except that (1) in the case of Indebtedness under the Senior Credit Agreement, as permitted under the terms of the Senior Credit Agreement (as in effect on the date hereof) and (2) in the case of any other Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Lien securing the obligations under the Senior Credit Agreement, as may be provided in the documentation governing such other Indebtedness; provided that, in the case of clause (2), the provisions thereof, taken as a whole, are substantially identical to, or less favorable to such Sponsors or Non-Debt Fund Affiliates than, the provisions described in the foregoing clause (1), as reasonably determined by the Issuer.

SECTION 3.18. Liquidated Damages Notice. In the event that the Issuer is required to pay Liquidated Damages to Holders pursuant to the Registration Rights Agreement, the Issuer will provide written notice (“Liquidated Damages Notice”) to the Trustee of its obligation to pay Liquidated Damages no later than five days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent, or calculation of the amount of Liquidated Damages owed, or with respect to the method employed in such calculation of the Liquidated Damages.

SECTION 3.19. Business of the Issuer and its Subsidiaries. Notwithstanding any other provisions hereof, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, engage at any time in any business or business activity other than any business or business activity conducted by the Issuer and its Restricted Subsidiaries on the Issue Date (after giving effect to the Transactions) and any similar, corollary, related, ancillary, incidental or complementary business or business activities or a reasonable extension, development or expansion thereof or ancillary thereto.

SECTION 3.20. Holdings Covenant. Holdings will not, so long as it is a Guarantor, conduct, transact or otherwise engage in any active trade or business or operations other than through the Issuer and its Subsidiaries.

The foregoing will not prohibit Holdings from taking actions related to the following (and activities incidental thereto):

(1)	its ownership of the Equity Interests of the Issuer;

(2)	the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance);

(3)	the performance of its obligations with respect to this Agreement, the ABL Credit Agreement, the Senior Credit Agreement and other Indebtedness permitted by this Indenture;

(4)	any offering of its common stock or any other issuance of its Equity Interests;

(5)

the making of Restricted Payments; provided that Holdings will not be permitted to make Restricted Payments using the cash from the Issuer or any Subsidiary unless such cash has been dividended or otherwise distributed to Holdings as a permitted Restricted Payment pursuant to the terms of Section 3.4;

(6)	the Incurrence of Permitted Holdings Debt;

(7)	making contributions to the capital or acquiring Equity Interests of its Subsidiaries;

(8)	guaranteeing the Obligations of the Issuer and its Subsidiaries;

(9)	participating in tax, accounting and other administrative matters as a member or parent of the consolidated group;

(10)	holding any cash or property (including cash and property received in connection with Restricted Payments made by the Issuer, but excluding the Equity Interests of any Person other than the Issuer);

(11)	providing indemnification to officers and directors;

(12)	the making of Investments consisting of Cash Equivalents or, to the extent not made for speculative purposes, Investment Grade Securities;

(13)	the consummation of the Transactions on the Issue Date;

(14)	the consummation of a Specified Change of Control Transaction; and

(15)	activities incidental to the businesses or activities described above.

SECTION 3.21. Payments for Consents. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Notes in consideration for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is concurrently offered to be paid and is concurrently paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE IV

Merger; Consolidation or Sale of All or Substantially All Assets

SECTION 4.1. When the Issuer May Merge or Otherwise Dispose of Assets.

(a) The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, merger or winding up or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Company”) and, if such entity is not (A) a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws and (B) organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, a co-obligor of the Notes is organized or existing under such laws;

(ii) the Successor Company (if other than the Issuer) expressly assumes all the Obligations of the Issuer under this Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments;

(iii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default has occurred and is continuing;

(iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either:

(A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or

(B) the Interest Coverage Ratio for the Issuer (or, if applicable, the Successor Company thereto) and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(v) each Guarantor, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee will apply to such Person’s Obligations under this Indenture and the Notes; and

(vi) the Issuer will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in form and substance satisfactory to the Trustee and stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Company will succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes.

(b) Notwithstanding the foregoing clauses (iii) and (iv):

(i) the Issuer or any Guarantor may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer or a Guarantor;

(ii) the Issuer may merge or consolidate with an Affiliate of the Issuer incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another state of the United States, the District of Columbia or any territory of the United States so long as the principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby; and

(iii) any Restricted Subsidiary may merge with the Issuer; provided that the Issuer is the Successor Company in such merger.

(c) Subject to Section 10.2 and Section 10.5, each Guarantor will not, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, merger or winding up (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership or limited liability company or trust organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(B) the Successor Guarantor (if other than such Guarantor) expressly assumes all the Obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments;

(C) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default will have occurred and be continuing; and

(D) the Successor Guarantor (if other than such Guarantor) will have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

(ii) such sale or disposition or consolidation or merger does not violate Section 3.7.

(d) Subject to Article X, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing:

(i) a Guarantor may merge or consolidate with an Affiliate of the Issuer incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any state or territory thereof, the District of Columbia or the jurisdiction of such Guarantor, so long as the principal amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby;

(ii) a Guarantor may consolidate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to, the Issuer or another Guarantor;

(iii) a Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or the laws of a jurisdiction in the United States; and

(iv) any Restricted Subsidiary may merge into any Guarantor; provided that, in the case of this clause (iv), the surviving Person (A) will be a corporation, partnership, limited partnership or limited liability company or trust organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia or (B) the jurisdiction of organization of such Restricted Subsidiary or Guarantor of such merger (if not the Guarantor) will become a Guarantor upon the consummation of such merger.

(e) For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

ARTICLE V

Redemption of Notes

SECTION 5.1. Optional Redemption.

(a) The Notes may be redeemed, in whole at any time, or in part from time to time, subject to the conditions and at the redemption prices set forth in Paragraph 6 of the form of Note set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date.

(b) On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of and premium, if any, plus accrued and unpaid interest, if any, on the Notes to be redeemed.

SECTION 5.2. Election to Redeem; Notice to Trustee of Optional and Mandatory Redemptions. If the Issuer elects to redeem Notes pursuant to Section 5.1, the Issuer will furnish to the Trustee, at least five Business Days for Global Notes and 10 calendar days for Definitive Notes before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 5.4, an Officer’s Certificate setting forth (a) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption will occur, (b) the Redemption Date, (c) the principal amount of the Notes to be redeemed and (d) the redemption price. The Issuer may also include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Issuer’s name and at its expense and setting forth the information to be stated in such notice as provided in Section 5.4. The Issuer will deliver to the Trustee such documentation and records as will enable the Trustee to select the Notes to be redeemed pursuant to Section 5.3.

SECTION 5.3. Selection by Trustee of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis (or as nearly pro rata as practicable) in accordance with DTC procedures unless otherwise required by law or the rules of the principal national securities exchange, if any, on which such Notes are listed (but only to the extent that the Trustee has been notified in writing of such listing by the Issuer), in minimum denominations of $ 2,000 and in integral multiples of $1 in excess thereof; provided that the selection of Notes for redemption will not result in a Holder of Notes owning less than $2,000 in aggregate principal amount of Notes. If any Note is to be purchased or redeemed in part only, the notice of purchase or redemption relating to such Note will state the portion of the principal amount thereof that has been or is to be purchased or redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note in accordance with Section 5.7. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal and premium, if any, plus accrued and unpaid interest, if any, on the Notes to be redeemed.

The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes will relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 5.4. Notice of Redemption. The Issuer will mail or cause to be mailed by first class mail to each Holder’s registered address or otherwise in accordance with the procedures of DTC, a notice of redemption to each Holder whose Notes are to be redeemed not less than 30 nor more than 60 days prior to a date fixed for redemption (a “Redemption Date”); provided, however, that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued pursuant to Article VIII. In connection with any redemption of Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice will state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions will be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed. At the Issuer’s written request, the Trustee may give notice of redemption in the Issuer’s name and at the Issuer’s expense.

All notices of redemption will be prepared by the Issuer and will state:

(a) the Redemption Date,

(b) the redemption price and the amount of accrued interest to, but excluding, the Redemption Date payable as provided in Section 5.6, if any,

(c) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

(d) in case any Note is to be redeemed in part only, the notice which relates to such Note will state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(e) that on the Redemption Date the redemption price (and accrued interest to, but excluding, the Redemption Date payable as provided in Section 5.6, if any) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Issuer defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

(f) the place or places where such Notes are to be surrendered for payment of the redemption price and accrued interest, if any,

(g) the name and address of the Paying Agent,

(h) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price,

(i) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

(j) the Section of this Indenture pursuant to which the Notes are to be redeemed.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer will have delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Such Officer’s Certificate will state that all conditions precedent to the delivery of such notice have been complied with.

SECTION 5.5. Deposit of Redemption Price. Prior to noon New York City time, on any Redemption Date, the Issuer will deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 5.6. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed will, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to, but excluding, the Redemption Date), and from and after such date (unless the Issuer defaults in the payment of the redemption price and accrued interest, if any, to, but excluding, the Redemption Date) such Notes will cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note will be paid by the Issuer at the redemption price, together with accrued interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

If any Note called for redemption is not so paid upon surrender thereof for redemption, the principal (and premium, if any) will, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

If a Redemption Date is on or after an interest Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no further interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

SECTION 5.7. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) will be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 (with, if the Issuer so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer will execute, and the Trustee upon receipt of an Authentication Order will authenticate and make available for delivery to the Holder of such Note at the expense of the Issuer, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided that each such new Note will be in a minimum principal amount of $2,000 and integral multiples of $1 in excess thereof.

SECTION 5.8. Offer to Repurchase. In the event that, pursuant to Section 3.7, the Issuer is required to commence an offer to all Holders to purchase the Notes (an “Offer to Repurchase”), it will follow the procedures specified below:

(a) The Offer to Repurchase will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”), to the purchase of Notes and such Pari Passu Indebtedness, if any (in each instance, on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Offer to Repurchase. Payment for any Notes so purchased will be made pursuant to Section 3.1.

(b) If the Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Offer to Repurchase.

(c) Upon the commencement of an Offer to Repurchase, the Issuer will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Repurchase. The notice, which will govern the terms of the Offer to Repurchase, will state:

(i) that the Offer to Repurchase is being made pursuant to this Section 5.8 and Section 3.7, and the length of time the Offer to Repurchase will remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not tendered or accepted for payment will continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Offer to Repurchase will cease to accrue interest after the Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to an Offer to Repurchase may elect to have Notes purchased in a minimum amount of $2,000 or an integral multiple of $1 in excess thereof only;

(vi) that Holders electing to have Notes purchased pursuant to any Offer to Repurchase will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii) that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than on the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

(viii) that, if the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness, if any, surrendered by Holders thereof exceeds the Offer Amount, the Trustee will select the Notes and, if applicable, the Issuer will select such Pari Passu Indebtedness to be purchased or prepaid, on a pro rata basis based on the principal amount of Notes and Pari Passu Indebtedness, if any, surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $2,000 or integral multiples of $1 in excess thereof; and

(ix) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(d) On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Repurchase, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 5.8. The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon written request from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Offer to Repurchase on the Purchase Date.

SECTION 5.9. [Reserved].

SECTION 5.10. Mandatory Redemption.

(a) If the Notes would otherwise constitute an “applicable high-yield discount obligation” within the meaning of Section 163(i) of the Code or any successor provisions (an “AHYDO”), then, at the end of each accrual period ending after the fifth anniversary of the Issue Date (each, an “AHYDO Redemption Date”), the Issuer will redeem for cash a portion of each Note equal to the Mandatory Principal Redemption Amount (such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of each Note redeemed pursuant to a Mandatory Principal Redemption will be 100.0% of the principal amount of the Note redeemed plus any accrued interest thereon to the date of redemption. The “Mandatory Principal Redemption Amount” will equal the portion of the Note required to be redeemed to prevent the Note from being treated as an AHYDO within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Notes prior to an AHYDO Redemption Date pursuant to any other provision of this Indenture will alter the Issuer’s obligation to make any Mandatory Principal Redemption with respect to any Notes that remain outstanding on such AHYDO Redemption Date.

(b) Except as set forth in this Section 5.10 and in Section 5.8, the Issuer will not be required to make any other mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE VI

Defaults and Remedies

SECTION 6.1. Events of Default. Each of the following is an “Event of Default”:

(a) a default in any payment of interest on any Note when due continued for (i) on or before the Disposition Date, 5 days or (ii) after the Disposition Date, 30 days;

(b) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional or mandatory redemption, upon required purchase, upon acceleration or otherwise;

(c) the failure by the Issuer or any Restricted Subsidiary to comply (i) on or before the Disposition Date, for 30 days or (ii) after the Disposition Date, for 60 days, in each case after receipt of written notice referred to below with any of its obligations, covenants or agreements (other than a default pursuant to Section 6.1(a), Section 6.1(b), or Section 6.1(j)) contained in the Notes or this Indenture;

(d) the failure by the Issuer or any Restricted Subsidiary to pay the principal amount of any Indebtedness for borrowed money (other than Indebtedness for borrowed money owing to the Issuer or a Restricted Subsidiary) within any applicable grace period upon the final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid at final maturity or accelerated exceeds $25.0 million or its foreign currency equivalent;

(e) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in any voluntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) takes any comparable action under any foreign laws relating to insolvency;

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(g) failure by either the Issuer or any Restricted Subsidiary to pay final and non-appealable judgments aggregating in excess of $25.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent insurance companies), which judgments are not discharged, waived or stayed for a period of 60 days after such judgment becomes final and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(h) the Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof or of this Indenture), or any Guarantor that is a Significant Subsidiary (or any Officer thereof with authority to act on behalf of such Guarantor with respect to such matters) denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination or discharge of this Indenture or the release of any such Guarantee in accordance with this Indenture, and such Default continues for 10 days;

(i) until the Disposition Date, (i) any of the Issuer or Holdings fails to comply with any of its covenants or other agreements in the Note Purchase Agreement and such failure continues for a period of 10 days after the Issuer has received a notice of such failure from any of the Purchasers, or (ii) any representation or warranty of the Issuer or Holdings contained in the Note Purchase Agreement shall be untrue in any material respect on and as of the date such representations and warranties were made (without regard to any qualification of “materiality,” “material” or “material adverse effect” contained therein); or

(j) the failure by the Issuer or any Restricted Subsidiary to comply (i) on or before the Disposition Date, immediately or (ii) after the Disposition Date, for 30 days, in each case after receipt of written notice referred to below with any of its obligations, covenants or agreements contained in Section 3.3, Section 3.4, Section 3.5 and Section 4.1 of this Indenture.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under Section 6.1(c) or Section 6.1(j) will not constitute an Event of Default until the Trustee or the Holders of at least 25.0% in principal amount of outstanding Notes notify in writing the Issuer of the default and such default is not cured within the time specified in Section 6.1(c) or Section 6.1(j) after receipt of such notice.

SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(e) or Section 6.1(f) above with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25.0% in principal amount of the outstanding Notes by written notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default arising from Section 6.1(e) or Section 6.1(f) with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture (including sums owed to the Trustee and its agents and counsel) and the Guarantees.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences under this Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than such nonpayment of principal or interest that has become due as a result of such acceleration). Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of this Indenture; but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

In the event of any Event of Default arising from Section 6.1(d), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if prior to 20 days after such Event of Default arose, the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has otherwise been cured.

SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability unless such Holders have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. Prior to taking any action under this Indenture, the Trustee will be entitled to security or indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses that may be caused by taking or not taking such action.

SECTION 6.6. Limitation on Suits. In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b) Holders of at least 25.0% in principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(c) such Holders have offered the Trustee security or indemnity satisfactory to it in respect of any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, or interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a) or Section 6.1 (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.

SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its Subsidiaries or its respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders (pursuant to the written direction of Holders of a majority in principal amount of the then outstanding Notes) in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee will consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in such proceeding.

SECTION 6.10. Priorities. The Trustee will pay out any money or property received by it in the following order:

First: to the Trustee for amounts due under this Indenture;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest (including Liquidated Damages), respectively; and

Third: to the Issuer or, to the extent the Trustee receives any amount for any Guarantor, to such Guarantor as a court of competent jurisdiction will direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Issuer (or Trustee) will mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10.0% in outstanding principal amount of the Notes.

ARTICLE VII

Trustee

SECTION 7.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will, in the exercise of its rights and powers under this Indenture, use the same degree of care and skill in its exercise of such rights and powers as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs, subject to the provisions of clause (h) below.

(b) Except during the continuance of an Event of Default of which a Trust Officer has actual knowledge, the Trustee:

(i) and the Agents undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations will be read into this Indenture against the Trustee or the Agents; and

(ii) in the absence of gross negligence or bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee under this Indenture, the Notes and the Guarantees, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee will examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes and the Guarantees as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee will not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this Section 7.1(c) does not limit the effect of Section 7.1(b);

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved in a final non-appealable decision of a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d) The Trustee and the Agents will not be liable for interest on any money received by it except as the Trustee and the Agents may agree in writing with the Issuer.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture, the Notes or the Guarantees will require the Trustee or an Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it will have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee will be subject to the provisions of this Section 7.1.

(h) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders will have offered to the Trustee, security, prefunding or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

(i) Copies of any notice, agreement, certificate or other document delivered to the Trustee by the Issuer, any Guarantor or any other person pursuant to or in connection with this Agreement or the Notes, shall promptly be delivered by the Trustee or such other person, as applicable, to the Holders.

SECTION 7.2. Rights of Trustee.

(a) The Trustee and the Agents may conclusively rely and will be protected in acting upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or any other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee and the Agents need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys, custodians, nominees and agents and will not be responsible for the misconduct or negligence of or for the supervision of any agent, custodians, nominees or attorney appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence as determined in a final non-appealable decision of a court of competent jurisdiction.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes and the Guarantees will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Notes and the Guarantees in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee and the Agents will not be bound to make any investigation into any statement, warranty or representation, or the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document made or in connection with this Indenture; moreover, the Trustee and the Agents will not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document, or (iii) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note other evidence of indebtedness or other paper or document, but the Trustee or an Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or an Agent, as applicable, determines to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney and will incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee will not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Trust Officer will have (i) received written notification from the Issuer or a Holder at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture or (ii) obtained “actual knowledge.” “Actual knowledge” will mean the actual fact or statement of knowing by a Trust Officer without independent investigation with respect thereto.

(h) In no event will the Trustee or an Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including the Agents), custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k) The Trustee will not have any duty (i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, re-filing or redepositing of any thereof or (ii) to see to any insurance.

(l) The right of the Trustee or an Agent to perform any discretionary act enumerated in this Indenture will not be construed as a duty.

(m) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer. The Trustee shall have no duty to inquire as to the performance of, or otherwise monitor compliance with, the Issuer’s or any Guarantor’s covenants herein.

(n) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.3. Individual Rights of Trustee. Subject to the TIA, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.9. In addition, the Trustee will be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (a) eliminate such conflict within 90 days of acquiring such conflicting interest, (b) apply to the SEC for permission to continue acting as Trustee or (c) resign.

SECTION 7.4. Disclaimer. Neither the Trustee nor any Agent will be responsible for and neither of them makes any representation as to the validity or adequacy of this Indenture, the Notes or the Guarantees, neither of them will be accountable for the Issuer’s use of the Notes or the proceeds from the Notes, and neither of them will be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee will mail to each Holder notice of the Default within 90 days after it is known to a Trust Officer of the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long it in good faith determines that withholding notice is in the interests of the Holders.

SECTION 7.6. Compensation and Indemnity. The Issuer will pay to the Trustee and the Agents from time to time such compensation for their services as the parties agree in writing from time to time. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee and the Agents upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel, in addition to the compensation for its services. Such expenses will include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer will indemnify the Trustee or any predecessor Trustee in each of its capacities hereunder (including Paying Agent, and Registrar), and each of their officers, directors, employees, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of their duties hereunder and under the Notes and the Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.6), the Notes and the Guarantees and of defending itself against any claims (whether asserted by any Holder, the Issuer or otherwise). The Trustee and the Agents will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or an Agent to so notify the Issuer will not relieve the Issuer of its obligations hereunder. The Issuer will defend the claim and the Trustee and the Agents may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or an Agent as a result of its own willful misconduct, gross negligence or bad faith.

To secure the Issuer’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The right of the Trustee to receive payment of any amounts due under this Section 7.6 will not be subordinate to any other liability or indebtedness of the Issuer.

The Issuer’ obligations pursuant to this Section and any lien arising hereunder will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or an Agent. When the Trustee or an Agent incurs expenses after the occurrence of a Default specified in Section 6.1(e) or (f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Pursuant to Section 10.1, the Obligations of the Issuer hereunder are jointly and severally guaranteed by the Guarantors.

SECTION 7.7. Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Issuer and the Trustee in writing and may appoint a successor Trustee. The Issuer will remove the Trustee if:

(i) the Trustee fails to comply with Section 7.9;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer will promptly appoint a successor Trustee.

(c) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6. All costs reasonably incurred in connection with any resignation or removal hereunder will be borne by the Issuer.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10.0% in principal amount of the Notes may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Issuer’s obligations under this Indenture will continue for the benefit of the retiring Trustee.

SECTION 7.8. Successor Trustee by Merger. If the Trustee, consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act will be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee will succeed to the trusts created by this Indenture, any of the Notes will have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes will not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates will have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee will have.

SECTION 7.9. Eligibility; Disqualification. The Trustee will have a combined capital and surplus of at least $50.0 million as set forth in its most recent filed annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

SECTION 7.10. Limitation on Duty of Trustee. The Trustee will not have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Notes and the Guarantees by the Issuer, the Guarantors or any other Person.

SECTION 7.11. Preferential Collection of Claims Against the Issuer. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed will be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12. Reports by Trustee to Holders of the Notes. Within 60 days after each September 30, beginning with September 30, 2017, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

The Issuer will promptly notify the Trustee in writing when any Notes are listed on any stock exchange and of any delisting thereof.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.1. Discharge of Liability on Notes; Defeasance.

(a) This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(i) either (A) all the Notes theretofore authenticated and delivered (other than Notes which have been replaced or paid pursuant to Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes not previously delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year or (3) if redeemable at the option of the Issuer, have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest (including Liquidated Damages, if any) on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii) the Issuer and/or the Guarantors have paid all other sums payable under this Indenture; and

(iii) Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Subject to Section 8.1(c) and Section 8.2, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture (with respect to such Notes) and have each Guarantor’s obligation discharged with respect to its Guarantee and cure any then-existing Events of Default (“legal defeasance option”) or (ii) its obligations under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 3.10 and the operation of Section 4.1 (other than Sections 4.1(a)(i), (ii) and (vi)) and Sections 6.1(c) (with respect to any Default under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 3.10), 6.1(d), 6.1(e) (with respect to Significant Subsidiaries of the Issuer only), 6.1(f) (with respect to Significant Subsidiaries of the Issuer only) and 6.1(g) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding their prior exercise of the covenant defeasance option. In the event that the Issuer terminate all of its obligations under the Notes and this Indenture (with respect to such Notes) by exercising the legal defeasance option or the covenant defeasance option, the Obligations of each Guarantor under its Guarantee of such Notes will be terminated simultaneously with the termination of such obligations.

(c) If the Issuer exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercise its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Section 6.1(c) (with respect to any Default by the Issuer or any of its Restricted Subsidiaries with any of their obligations under Article III other than Sections 3.1, 3.11, 6.1(d), 6.1(e) (with respect to Significant Subsidiaries of the Issuer only), 6.1(f) (with respect to Significant Subsidiaries of the Issuer only) or 6.1(g).

(d) Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee will acknowledge in writing the discharge of those obligations that the Issuer terminate.

(e) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 7.6, 7.7 and in this Article VIII will survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.6, 8.5 and 8.6 will survive such satisfaction and discharge.

SECTION 8.2. Conditions to Defeasance.

(a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient to pay the principal of, and premium (if any) and interest (including Liquidated Damages, if any) on the applicable Notes when due at maturity or redemption, as the case may be;

(ii) the Issuer delivers to the Trustee a certificate from a nationally recognized certified public accounting firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(e) or (f) with respect to the Issuer occurs which is continuing at the end of the period;

(iv) the deposit does not constitute a default under any other agreement binding on the Issuer;

(v) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment advisor under the Investment Advisors Act of 1940;

(vi) in the case of the legal defeasance option, the Issuer will have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, subject to customary assumptions and exclusions, the Holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vii) in the case of the covenant defeasance option, the Issuer will have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, the Holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article V.

SECTION 8.3. Application of Trust Money. The Trustee will hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It will apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.4. Repayment to Issuer. Anything herein to the contrary notwithstanding, the Trustee will deliver or pay to the Issuer from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable; provided that the Trustee will not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this Section 8.4.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent will pay to the Issuer upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

SECTION 8.5. Indemnity for U.S. Government Obligations. The Issuer will pay and will indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Obligations of the Issuer and each Guarantor under this Indenture, the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that if the Issuer or any Guarantor has made any payment of interest (including Liquidated Damages, if any) on or principal of any Notes because of the reinstatement of its obligations, the Issuer or any Guarantor, as the case may be, will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.1. Without Consent of Holders. Notwithstanding Section 9.2 hereof, after the Disposition Date, this Indenture, the Notes and Guarantees may be amended or supplemented by the Issuer, any Guarantor (with respect to this Indenture or a Guarantee to which it is a party) and the Trustee without notice to or consent of any Holder:

(a) to cure any ambiguity, omission, mistake, defect or inconsistency identified in an Officer’s Certificate of the Issuer delivered to the Trustee;

(b) to conform the text of this Indenture, the Guarantees or the Notes to the “Description of Senior Notes” in the Offering Circular, as contemplated by Section 2.2;

(c) to comply with Section 4.1;

(d) to provide for the assumption by a successor Person of the Obligations of the Issuer or any Guarantor under this Indenture and the Notes or Guarantee, as the case may be;

(e) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(f) to add or release Guarantees in accordance with the terms of this Indenture;

(g) to secure the Notes;

(h) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Guarantor;

(i) to make any change that does not adversely affect the rights of any Holder in any material respect upon delivery to the Trustee of an Officer’s Certificate of the Issuer certifying the absence of such adverse effect;

(j) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(k) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(l) to evidence and provide for the acceptance of appointment by a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture.

SECTION 9.2. With Consent of Holders.

(a) This Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Required Holders (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing or past Default or compliance with any provisions of such documents may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided that (x) if any such amendment or waiver will only affect one series of Notes (or less than all series of Notes) then outstanding under this Indenture, then only the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) will be required and

(y) if any such amendment or waiver by its terms will affect a series of Notes in a manner different from and materially adverse relative to the manner in which such amendment or waiver affects other series of Notes, then the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) will be required. However, without the consent of each Holder of a Note affected (including, for the avoidance of doubt, any Notes held by Affiliates), no amendment, supplement or waiver may (with respect to any Notes held by a non-consenting Holder):

(i) reduce the percentage of the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the rate of or extend the time for payment of interest on any Note;

(iii) reduce the principal of or change the Stated Maturity of any Note;

(iv) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

(v) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under Section 5.1;

(vi) make any Note payable in money other than that stated in such Note;

(vii) impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(viii) make any change in the amendment or waiver provisions of this Indenture that require each Holder’s consent, as described in clauses (i) through above;

(ix) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes; or

(x) make the Notes or any Guarantee subordinated in right of payment to any other obligations.

(b) The consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance thereof.

(c) After an amendment under this Section 9.2 becomes effective, the Issuer will (or will cause the Trustee, at the expense of and at the written request of the Issuer, to) mail to the Holders of Notes affected thereby a notice briefly describing such amendment. The failure of the Issuer to mail such notice, or any defect therein, will not in any way impair or affect the validity of an amendment under this Section 9.2.

SECTION 9.3. Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note will bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective, it will bind every Holder unless it makes a change described in clauses (i) through (ix) of Section 9.2(a), in which case the amendment or waiver or other action will bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Notes. An amendment or waiver made pursuant to Section 9.2 will become effective upon receipt by the Trustee of the requisite number of written consents.

The Issuer may, but will not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, will be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.4. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note will issue and the Trustee will authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note will not affect the validity of such amendment.

SECTION 9.5. Trustee To Sign Amendments. The Trustee will sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment, supplement or waiver pursuant to this Article IX, the Trustee shall receive, and (subject to Section 7.1 and Section 7.2) will be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by or complies with this Indenture, that all conditions precedent to such amendment required by this Indenture have been complied with and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to customary exceptions. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE X

Guarantees

SECTION 10.1. Guarantees.

(a) Subject to the provisions of this Article X, each Guarantor hereby jointly and severally, irrevocably, fully and unconditionally guarantees, as guarantor and not as a surety, with each other Guarantor, to each Holder, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other Obligations of the Issuer under this Indenture and the Notes (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.

(b) Each Guarantor waives (to the extent lawful) presentation to, demand of, payment from and protest to the Issuer of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.

(c) Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

(d) Except as set forth in Section 10.2 and Article VIII, the obligations of each Guarantor hereunder will not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and will not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein will not (to the extent lawful) be discharged or impaired or otherwise affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder for the Guarantor Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Guarantor; (vi) any change in the ownership of the Issuer; (vii) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (viii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(e) Each Guarantor agrees that its Guarantee herein will remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Guarantee in compliance with Section 4.1, Section 10.2 and Article VIII. Each Guarantor further agrees that its Guarantee herein will continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantor Obligations when and as the same will become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

(g) Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (i) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (ii) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

(h) Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

(i) Neither the Issuer nor the Guarantors will be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof and any such notation will not be a condition to the validity of any Guarantee.

SECTION 10.2. Limitation on Liability; Termination, Release and Discharge.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or the laws of the jurisdiction of organization of such Guarantor and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b) A Guarantee by a Guarantor will be automatically and unconditionally released and discharged, and each Guarantor and its obligations under the Guarantee and this Indenture will be released and discharged:

(i) upon the sale, exchange, disposition or other transfer (including through merger or consolidation) of (A) the Capital Stock of such Guarantor (other than Holdings), if after such transaction the Guarantor is no longer a Restricted Subsidiary, or

(B) all or substantially all the assets of such Guarantor if such sale, exchange, disposition or other transfer does not violate this Indenture;

(ii) if the Issuer designates such Guarantor (other than Holdings) to be an Unrestricted Subsidiary in accordance with the provisions set forth in Section 3.4, Section 3.13 and the definition of “Unrestricted Subsidiary;”

(iii) if such Guarantor ceases to be a guarantor of any Indebtedness under the Senior Credit Agreement, the ABL Credit Agreement and any capital or leverage-loan markets Indebtedness of the Issuer or any Guarantor with an aggregate principal amount equal to or greater than $25.0 million; or

(iv) the Issuer’ exercise of their legal defeasance option or covenant defeasance option as described under Article VIII or if the Issuer’ Obligations under this Indenture are discharged in accordance with the terms of this Indenture.

(c) If any Guarantor (other than Holdings) is released from its Guarantee, any of its Subsidiaries that are Guarantors will be released from their Guarantees, if any.

(d) In the case of Section 10.2(b), the Issuer will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(e) The release of a Guarantor from its Guarantee and its obligations under this Indenture in accordance with the provisions of this Section 10.2 will not preclude the future applications of Section 3.11 to such Person.

SECTION 10.3. Right of Contribution. Each Guarantor hereby agrees that to the extent that any such Guarantor will have paid more than its proportionate share of any payment made on the obligations under its Guarantee, such Guarantor will be entitled to seek and receive contribution from and against the Issuer or any other Guarantor who have not paid their proportionate share of such payment. The provisions of this Section 10.3 will in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor will remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor will be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor will any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guarantor Obligations are paid in full. If any amount will be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations will not have been paid in full, such amount will be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and will, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

SECTION 10.5. Limitations on Merger. Subject to Section 4.1 and Section 10.2, a Guarantor will not, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than in connection with the Transactions) unless:

(a) such Guarantor is a Successor Guarantor;

(b) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments;

(c) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default will have occurred and be continuing; and

(d) the Successor Guarantor (if other than such Guarantor) will have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

(e) such sale or disposition or consolidation or merger does not violate Section 3.7.

The Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, (1) a Guarantor may merge or consolidate with an Affiliate of the Issuer incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any state or territory thereof, the District of Columbia or the jurisdiction of such Guarantor, so long as the principal amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby, (2) a Guarantor may consolidate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to the Issuer or another Guarantor, (3) a Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or the laws of a jurisdiction in the United States and (4) any Restricted Subsidiary may merge into any Guarantor; provided that, in the case of this clause (4), the surviving Person will be a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia or the jurisdiction of organization of such Restricted Subsidiary or Guarantor and the surviving Person of such merger (if not the Guarantor) will become a Guarantor upon the consummation of such merger.

ARTICLE XI

Miscellaneous

SECTION 11.1. Notices. Notices given by publication will be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing. Notices personally delivered will be deemed given at the time delivered by hand. Notices given by facsimile will be deemed given when receipt is acknowledged. Notices given by overnight air courier guaranteeing next day delivery will be deemed given the next Business Day after timely delivery to the courier. Any notice or communication will be in writing and delivered in person, by facsimile or mailed by first-class mail addressed as follows:

if to the Issuer or any Guarantor:

Steven M. Weddell

Executive Vice President and Chief Financial Officer

Leslie’s Poolmart, Inc.

2005 E. Indian School

Phoenix, AZ 85016

Email:  sweddell@lesl.com

Phone:  (602) 366-3903

Fax:      (602) 366-3942

with a copy (which shall not constitute notice) to:

CVC Capital Partners Advisory (US), Inc.

One Maritime Plaza, Suite 1610

San Francisco, CA 94111

Attention: Cameron Breitner

Fax:     (415) 520-2315

with a copy (which shall not constitute notice) to:

CVC Capital Partners Ltd.

111 Strand

London

WC2R 0AG

United Kingdom

Attention: Alex Fotakidis

Email:  AFotakidis@cvc.com

with a copy to:

Leonard Green & Partners, L.P.

11111 Santa Monica Boulevard, Suite 2000

Los Angeles, CA 90025

Attention: Usama Cortas

Email:  cortas@leonardgreen.com

Phone: (310) 954-0418

Fax:     (310) 954-0404

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071-1512

Attention: Jennifer Bellah Maguire

Email:  jbellah@gibsondunn.com

Phone: (213) 229-7986

Fax:     (213) 229-6986

if to the Trustee:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

Attn:     Raymond Haverstock

Email:   raymond.haverstock@usbank.com

Phone:  (651) 466-6299

Fax:      (651) 466-7429

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder will be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and will be sufficiently given if so mailed within the time prescribed. Any notice or communication will also be so mailed or delivered to any Person described in TIA § 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions will be deemed controlling. The Trustee will not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice will be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

SECTION 11.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture (except, with respect to clause (b) below, in connection with the execution of any amendment or supplement adding a new Guarantor under this Indenture), the Issuer will furnish to the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.3. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) will comply with the provisions of TIA § 314(e) and also will include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

SECTION 11.4. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.5. Days Other than Business Days. If a payment date is not a Business Day, payment will be made on the next succeeding day that is a Business Day, and no interest will accrue for the intervening period. If a regular Record Date is not a Business Day, the Record Date will not be affected.

SECTION 11.6. Governing Law. This Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.7. Jurisdiction and Service. In relation to any legal action or proceedings arising out of or in connection with this Indenture, the Notes or the Guarantees, each Guarantor that is organized under laws other than those of the United States or a state or territory thereof or the District of Columbia hereby (a) irrevocably submits to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City, County and State of New York, United States (b) waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture, the Notes or the Guarantees in such courts on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum, (c) designates and appoints Issuer as their authorized agent upon which process may be served in any such suit, action or proceeding that may be instituted in any such court, and (d) agrees that service of any process, summons, notice or document by U.S. registered mail addressed to Issuer, with written notice of said service to such Person at the address of the Issuer set forth in Section 11.1, will be effective service of process for any such legal action or proceeding brought in any such court.

SECTION 11.8. Waiver of Jury Trial. THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.9. No Recourse Against Others. No manager, managing director, incorporator, director, officer, employee or holder of any Equity Interests of the Issuer, any Subsidiary or any direct or indirect parent of the Issuer, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder will waive and release all such liability. The waiver and release will be part of the consideration for the issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 11.10. Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors.

SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) will be effective as delivery of a manually executed counterpart thereof. One signed copy is enough to prove this Indenture.

SECTION 11.12. Variable Provisions. The Issuer initially appoints the Trustee as Paying Agent and Registrar and Notes Custodian with respect to any Global Notes.

SECTION 11.13. Table of Contents; Headings . The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and will not modify or restrict any of the terms or provisions hereof.

SECTION 11.14. Force Majeure. In no event will the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee will use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.15. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and the Trust Officers, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide the Trustee and the Trust Officers with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

SECTION 11.16. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else will have the protection of TIA § 312(c).

SECTION 11.17. Calculations. The Issuer shall be responsible for making all calculations in respect of the default interest due and owing on the Notes and the Interest Rate, provided that the Calculation Agent shall determine the Adjusted LIBOR. The Issuer and the Calculation Agent shall make all these calculations in good faith and, absent manifest error, the Issuer’s and the Calculation Agent’s calculations shall be final and binding on the Holders. The Trustee is entitled to rely conclusively upon the accuracy of such calculations of the Issuer and the Calculation Agent (when such Calculation Agent is any party other than the Trustee) without independent verification. Notwithstanding anything to the contrary in this Indenture or in the Notes, the Issuer, and not the Calculation Agent, shall make all calculations related to default interest and the Interest Rate, other than the calculation of Adjusted LIBOR, which shall be the only calculation made by the Calculation Agent.

SECTION 11.18. Deposit of Funds with the Trustee. Notwithstanding anything to the contrary herein and for the avoidance of doubt, any deposit of money or funds by the Issuer or the Guarantors with the Trustee or any payment made to the Trustee by the Issuer or the Guarantors, shall be made in United States Dollars or United States government securities

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

LESLIE’S POOLMART, INC.

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

LESLIE’S HOLDINGS, INC.

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	President and Chief Operating Officer

[Signature Page to Indenture]

BLACKWOOD & SIMMONS, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

CORTZ, INC.

By:	/s/ Steven M. Weddell
Name: Steven M. Weddell
Title: Secretary, Treasurer and Chief Financial Officer

HOT TUB WORKS, LLC

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President

IN THE SWIM HOLDING CORP.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

ITS HOLDING I CORPORATION

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

[Signature Page to Indenture]

LPM MANUFACTURING, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

LPM SERVICE, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega Title: President and Chief Operating Officer

POOLCENTER.COM, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

POOL PARTS, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

RAM CHEMICAL & SUPPLY, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

[Signature Page to Indenture]

SANDY’S POOL SUPPLY, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

SPP HOLDING CORPORATION

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

WAREHOUSE POOLS, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

WAREHOUSE POOL SERVICE & CONSTRUCTION, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

WAREHOUSE POOL SUPPLY, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

Global Note Legend, if applicable

Private Placement Legend, if applicable

Temporary Regulation S Legend, if applicable

Original Issue Discount Legend

No. [    ]

Principal Amount

$[                         ],

plus all PIK Interest

added to the principal amount hereof

as revised by the Schedule of Increases

or Decreases in the Global Note attached

hereto1

CUSIP NO.

ISIN NO.

LESLIE’S POOLMART, INC.

Senior Unsecured Floating Rate Note due 2024

LESLIE’S POOLMART, INC., a Delaware corporation (the “Issuer”), promises to pay to Cede & Co., or registered assigns, the principal sum of ________________ DOLLARS, plus all PIK Interest added to the principal amount hereof as such amount may be otherwise revised by the Schedule of Increases or Decreases in [Global Note][Regulation S Temporary Global Note] attached hereto, on August 16, 2024.

Interest Payment Dates: April 10, July 10, October 10 and January 10.

Record Dates: March 25, June 25, September 25 and December 25.

Additional provisions of this Note are set forth on the other side of this Note.

[1]	Insert on Global Notes only

[FORM OF REVERSE SIDE OF NOTE]

Senior Unsecured Floating Rate Note due 2024

1. Interest

Leslie’s Poolmart, Inc., a Delaware corporation (the “Issuer”) promises to pay interest on the principal amount of this Note at the Interest Rate and to pay Liquidated Damages to the extent payable pursuant to the Registration Rights Agreement, if any. The Issuer will pay interest and Liquidated Damages, if any, quarterly in arrears on April 10, July 10, October 10 and January 10 of each year, with the first interest payment to be made on October 10, 2016. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from August 16, 2016. Interest on this Note will accrue at the Interest Rate (as determined by an agent appointed by the Issuer to calculate Adjusted LIBOR for the purposes of the Indenture (the “Calculation Agent”), which may be the Issuer and which shall initially be the Trustee). Interest on the Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed.

Prior to the Disposition Date, at any time that an Event of Default under Section 6.1(a), (b), (e) or (f) of the Indenture has occurred and is continuing, interest, to the fullest extent permitted by law, shall accrue, (i) on the entire outstanding aggregate principal amount of the Notes at a rate that is 2.00% per annum above the then-applicable Interest Rate then borne by the Notes and (ii) on all overdue interest at a rate that is 2.00% per annum above the then-applicable Interest Rate. On and after the Disposition Date, at any time that an Event of Default under Section 6.1(a), (b), (e) or (f) of the Indenture has occurred and is continuing, all overdue amounts in respect of the Notes shall bear interest, to the fullest extent permitted by law, at 2.00% per annum above the then-applicable Interest Rate. Default interest shall be payable in cash on demand.

Up to 4.25% of the interest accrued on the Notes during any Interest Period will be payable, in respect of any Interest Payment Date occurring prior to the third anniversary of the Issue Date, at the election of the Issuer, by capitalizing such interest and adding it to the then outstanding principal amount of the Notes.

In the event that the Issuer elects to pay interest by capitalizing accrued and unpaid interest and adding the same to the principal amount of the Notes then outstanding (such election, the “PIK Option”), then the Issuer will deliver a written notice to the Trustee (a “PIK Notice”) no later than fifteen days prior to the beginning of the relevant Interest Period, which notice will state the total amount of interest to be paid on the Interest Payment Date in respect of such Interest Period and the amount of such interest to be paid as PIK Interest. The Trustee, on behalf of the Issuer, will promptly deliver a corresponding notice provided by the Issuer to the Holders. Following an increase in the principal amount of the Notes as a result of a PIK Payment, this Note will bear interest on such increased principal amount from and after the date of such PIK Payment. Unless the context requires otherwise, references to Notes or the “principal” or the “principal amount” of Notes, including for purposes of calculating any redemption price or redemption amount, shall include any increase in the principal amount of the Notes as a result of a PIK Payment. For the avoidance of doubt, interest on the Notes in respect of any Interest Period for which a PIK Notice is not delivered must be paid entirely in cash.

Notwithstanding anything to the contrary herein or in the Indenture, (i) after the Permitted Change of Control Effective Date, the Issuer shall no longer be permitted to exercise the PIK Option and (ii) prior to the Disposition Date, the PIK Option cannot be selected during the Interest Period in which any Restricted Payment under Section 3.4(a), 3.4(b)(xix), (b)(xx) or (b)(xxi) of the Indenture is made or the Interest Period immediately preceding or immediately following the Interest Period in which such Restricted Payment is made.

(a) The Calculation Agent will, as soon as practicable after 11:00 a.m. (London time) on each Determination Date, determine the Interest Rate.

(b) All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 4.876545% (or 0.04876545) being rounded to 4.87655% (or 0.487655)). All dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The determination of the Interest Rate by the Calculation Agent shall, in the absence of willful default, bad faith or manifest error, be binding on all parties.

(c) The Calculation Agent will, upon the written request of the Holder of any Note, provide the Interest Rate then in effect with respect to the Notes.

2. Method of Payment

By no later than 11:30 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer will irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuer will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the March 25, June 25, September 25 and December 25 immediately preceding the Interest Payment Date unless Notes are cancelled, repurchased or redeemed after the record date and before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by the Paying Agent by the transfer of immediately available funds to the accounts specified by the Depositary. The Issuer will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) through the Paying Agent by mailing a check to the registered address of each Holder thereof. PIK Interest will be considered paid on the date due if on such date the Trustee has received a written order, pursuant to Section 2.2 of the Indenture, from the Issuer signed by an Officer of the Issuer to increase the balance of any Global Note to reflect such PIK Interest. In connection with the payment of PIK Interest in respect of the Notes, the Issuer will, without the consent of Holders (and without regard to any restrictions or limitations set forth under Section 3.3 of the Indenture), increase the outstanding principal amount of the Global Notes.

3. Paying Agent and Registrar

Initially, U.S. Bank National Association, duly organized and existing under the laws of the United States of America and having a Corporate Trust Office at 60 Livingston Avenue, St. Paul, MN 55107-2292 (“Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Issuer issued the Notes under an Indenture dated as of August 16, 2016 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the guarantors from time to time party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Securities Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.

The Notes are senior unsecured obligations of the Issuer. This Note is one of the Senior Unsecured Floating Rate Notes due 2024 referred to in the Indenture. The Notes include $390,000,000 aggregate principal amount of the Issuer’s Senior Unsecured Floating Rate Notes due 2024.

5. Guarantee

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the future guarantors will unconditionally Guarantee, jointly and severally, such obligations on a senior unsecured basis, subject to the limitations described in Article X of the Indenture.

6. Optional Redemption

(a) On and after the First Call Date but prior to August 16, 2018, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon notice as described in Section 5.4 of the Indenture at the Current Accretion Amount (as defined below) plus a call premium equal to 3.0% multiplied by the then outstanding Current Accretion Amount of such Notes being so redeemed, together with all accrued and unpaid interest on the Notes being redeemed through the Redemption Date that is not included in the Current Accretion Amount.

(b) At any time on or after August 16, 2019 but prior to August 16, 2020, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon notice as described in Section 5.4 of the Indenture at the Current Accretion Amount plus a call premium equal to 1.0% multiplied by the then outstanding Current Accretion Amount of such Notes being so redeemed, together with all accrued and unpaid interest on the Notes being redeemed through the Redemption Date that is not included in the Current Accretion Amount.

(c) At any time on or after August 16, 2020, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon notice as described in Section 5.4 of the Indenture at the Current Accretion Amount of such Notes being so redeemed, together with all accrued and unpaid interest on the Notes being redeemed through the Redemption Date that is not included in the Current Accretion Amount.

(d) Prior to the First Call Date, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon notice as described in Section 5.4 of the Indenture at a redemption price equal to (x) 100% of the Current Accretion Amount of such Notes being redeemed, plus (y) all accrued and unpaid interest on the Notes being redeemed to such Redemption Date not included in the Current Accretion Amount, plus (z) the Make-Whole Premium.

(e) At any time and from time to time, upon notice as described in Section 5.4 of the Indenture, prior to the First Call Date, the Issuer may redeem in the aggregate up to 40.0% of the aggregate Current Accretion Amount of the Notes with an amount equal to the net cash proceeds received by the Issuer from a Qualified IPO, at a redemption price equal to the sum of (i) the Current Accretion Amount of the Notes being redeemed plus (ii) a premium equal to the Interest Rate then in effect on the date the applicable notice of redemption is given plus all accrued and unpaid interest on the Notes being redeemed to the date of redemption that is not included in the Current Accretion Amount; provided, however, that at least 50.0% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption; and provided, further, that such redemption occurs within 90 days after the date on which any such Qualified IPO is consummated.

(f) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(g) Any redemption pursuant to this paragraph 6 will be made pursuant to the provisions of Article V of the Indenture.

7. Mandatory Redemption.

If the Notes would otherwise constitute an “applicable high- yield discount obligation” within the meaning of Section 163(i) of the Code or any successor provisions (an “AHYDO”), then, at the end of each accrual period ending after the fifth anniversary of the Issue Date (each, an “AHYDO Redemption Date”), the Issuer will redeem for cash a portion of each Note equal to the Mandatory Principal Redemption Amount (such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of each Note redeemed pursuant to a Mandatory Principal Redemption will be 100.0% of the principal amount of the Note redeemed plus any accrued interest thereon to the date of redemption. The “Mandatory Principal

Redemption Amount” will equal the portion of the Note required to be redeemed to prevent the Note from being treated as an AHYDO within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Notes prior to an AHYDO Redemption Date pursuant to any other provision of this Indenture will alter the Issuer’s obligation to make any Mandatory Principal Redemption with respect to any Notes that remain outstanding on such AHYDO Redemption Date.

8. Change of Control; Asset Sales

(a) If a Change of Control other than a Permitted Change of Control occurs, unless the Issuer has exercised its right to redeem all of the Notes under Section 5.1 of the Indenture, each Holder will have the right to require the Issuer to repurchase all or any part (in minimum denominations of $2,000 and in integral multiples of $1 in excess thereof; provided that the Notes submitted or selected for purchase will not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000) of such Holder’s Notes at a purchase price in cash equal to 101.0% of the Current Accretion Amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

(b) In connection with any Change of Control Offer (including with the net cash proceeds of an Equity Offering), any such Change of Control Offer may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering. In addition, if such Change of Control Offer or notice is subject to satisfaction of one or more conditions precedent, such notice will state that, in the Issuer’s discretion, the purchase date may be delayed until such time as any or all such conditions will be satisfied (or waived by the Issuer in its sole discretion), or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied (or waived by the Issuer in its sole discretion) by the purchase date, or by the purchase date so delayed.

(c) In the event of an Asset Sale Offer that requires the purchase of Notes pursuant to Section 3.7(c) of the Indenture, the Issuer will be required to make an offer to all Holders to purchase Notes in accordance with Section 3.7(c) and Section 5.8 of the Indenture at an offer price in cash in an amount equal to 100.0% of the Current Accretion Amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the rights of Holders of record on any Record Date to receive payments of interest on the related Interest Payment Date). Holders that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Note purchased pursuant to such offer by completing the form entitled “Option of Holder To Elect Purchase” attached hereto, or transferring its interest in such Note by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date.

9. Registration Rights

In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in a Registration Rights Agreement, dated as of August 16, 2016, among the Issuer, the Guarantors and the Purchasers party thereto.

10. Denominations; Transfer; Exchange

The Notes will be issuable only in minimum denominations of $2,000 and integral multiples of $1 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period beginning 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

11. Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

12. Unclaimed Money

If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

13. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer irrevocably deposits in trust with the Trustee money or U.S. Government Obligations (sufficient, without reinvestment, in the opinion of a nationally-recognized certified public accounting firm) for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

14. Amendment, Waiver

The Indenture and the Notes may be amended or waived as set forth in Article IX of the Indenture.

15. Defaults and Remedies

Events of Default will be as set forth in Article VI of the Indenture.

If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25.0% in aggregate principal amount of the outstanding Notes then outstanding may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Issuer are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to the Trustee. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

16. Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

No manager, managing director, director, officer, employee, incorporator or Holder of any Equity Interests in the Issuer, any Subsidiary or any Parent Entity, as such, will not have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release will be part of the consideration for the issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

18. Authentication

This Note will not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

19. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

20. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

21. Successor Entity

When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity will be released from those obligations.

22. Governing Law

This Note will be governed by, and construed in accordance with, the laws of the State of New York.

[INSERT IN EACH GLOBAL NOTE (OTHER THAN ANY REGULATION S TEMPORARY GLOBAL NOTE):]

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, or increase (including for PIK Payments) or decrease in the principal amount of this Global Note, have been made:

	Amount of	Amount of	Principal Amount	Signature of
	decrease in	increase in	of this Global	authorized
Date of Exchange	Principal Amount	Principal Amount	Note following	signatory of
or	of this Global	of this Global	such decrease or	Trustee or
Increase/Decrease	Note	Note	increase	Custodian

[INSERT IN EACH REGULATION S TEMPORARY GLOBAL NOTE:]

SCHEDULE OF INCREASES OR DECREASES IN THE REGULATION S

TEMPORARY GLOBAL NOTE

The initial outstanding principal amount of this Regulation S Temporary Global Note is $________. The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another Restricted Global Note for an interest in this Regulation S Temporary Global Note, or increase (including for PIK Payments) or decrease in the principal amount of this Regulation S Temporary Global Note, have been made:

	Amount of	Amount of	Principal Amount	Signature of
	decrease in	increase in	of this Global	authorized
Date of Exchange	Principal Amount	Principal Amount	Note following	signatory of
or	of this Global	of this Global	such decrease or	Trustee or
Increase/Decrease	Note	Note	increase	Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Leslie’s Poolmart, Inc.

2005 E. Indian School

Phoenix, AZ 85016

Facsimile: (602) 366-3942

Attention: Steven M. Weddell

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

Fax: (651) 466-7429

Attn: Raymond Haverstock

Re: Senior Unsecured Floating Rate Notes due 2024

Reference is hereby made to the indenture, dated as of August 16, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among Leslie’s Poolmart, Inc., a Delaware corporation (the “Issuer”), Leslie’s Holdings, Inc., a Delaware corporation and the other guarantors from time to time party thereto, and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”). Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.

__________________________(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.

        ☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.

        ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.

        ☐   Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or an Unrestricted Global Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)	☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)	☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)

such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $2,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.	☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)

☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)

☐ Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)

☐ Check if Transfer is pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(iii)	☐ IAI Global Note (CUSIP [ ]), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

   [CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 1 44A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(iii)	☐ Unrestricted Global Note (CUSIP [ ]), or

(iv)	☐ IAI Global Note (CUSIP [ ]), or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Leslie’s Poolmart, Inc.

2005 E. Indian School

Phoenix, AZ 85016

Facsimile: (602) 366-3942

Attention: Steven M. Weddell

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

Fax: (651) 466-7429

Attn: Raymond Haverstock

Re: Senior Unsecured Floating Rate Notes due 2024

(CUSIP [         ])

Reference is hereby made to the indenture, dated as of August 16, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among Leslie’s Poolmart, Inc., a Delaware corporation (the “Issuer”), Leslie’s Holdings, Inc., a Delaware corporation and the other guarantors from time to time party thereto, and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”). Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)

☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)

☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)

☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)

☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)

☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)

☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]☐ 144A Global Note,☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Leslie’s Poolmart, Inc.

2005 E. Indian School

Phoenix, AZ 85016

Facsimile: (602) 366-3942

Attention: Steven M. Weddell

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

Fax: (651) 466-7429

Attn: Raymond Haverstock

Re: Senior Unsecured Floating Rate Notes due 2024

Reference is hereby made to the indenture, dated as of August 16, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among Leslie’s Poolmart, Inc., a Delaware corporation (the “Issuer”), Leslie’s Holdings, Inc., a Delaware corporation and the other guarantors from time to time party thereto, and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”). Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.

In connection with our proposed purchase of $ _________ aggregate principal amount of:

(a)	☐ a beneficial interest in a Global Note, or

(b)	☐ a Definitive Note, we

confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

D-1

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $2,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF NOTES GUARANTEE

The undersigned (the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No manager, managing director, director, officer, employee, incorporator or holder of any Equity Interests in the Issuer, any Subsidiary or any Parent Entity, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Each Holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

E-1

GUARANTORS:

[GUARANTORS]

By:
Name: [ ]
Title: [ ]

E-2

EXHIBIT F

Form of Supplemental Indenture

THIS [●] SUPPLEMENTAL INDENTURE, dated as of [●], 20[●] (this “Supplemental Indenture”), is by and among Leslie’s Poolmart, Inc., a Delaware corporation (the “Issuer”), each of the parties identified as a New Guarantor on the signature pages hereto (each, a “New Guarantor” and collectively, the “New Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, Leslie’s Holdings, Inc., a Delaware corporation, the other guarantors from time to time party thereto and the Trustee are parties to an indenture dated as of August 16, 2016 (the “Indenture”), providing for the issuance of the Issuer’s Senior Unsecured Floating Rate Notes due 2024 (the “Notes”);

WHEREAS, Section 3.11 (Additional Guarantors) of the Indenture provides that under certain circumstances the New Guarantors will execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors will unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.1 (Amendments Without Consent of Holders) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.

2. Agreements to Become Guarantors. Each of the New Guarantors hereby unconditionally guarantees the Issuer’s obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuer, on the terms and subject to the conditions set forth in Article X (Guarantees) of the Indenture and agrees to be bound by all other provisions of the Indenture and the Notes applicable to a Guarantor therein.

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect. This Supplemental Indenture will form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered will be bound hereby.

4. No Recourse Against Others. No manager, managing director, director, officer, employee, incorporator or holder of any Equity Interests in the Issuer, any Subsidiary or any Parent Entity, as such, will have any liability for any obligations of the Issuer or the New Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. Notices. For purposes of Section 11.1 (Notices) of the Indenture, the address for notices to each of the New Guarantors will be:

Facsimile:
Attention:

6. Governing Law. This Supplemental Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together will represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf’ or “tif’) will be effective as delivery of a manually executed counterpart thereof.

8. Effect of Headings. The section headings herein are for convenience only and will not affect the construction hereof.

9. The Trustee. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the New Guarantors.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Leslie’s Poolmart, Inc.

By:
Name: [ ]
Title: [ ]

[●], as a New Guarantor

By:
Name: [ ]
Title: [ ]

U.S. Bank National Association, as Trustee

By:
Name: [ ]
Title: [ ]

F-4